                                                                  Exhibit (a)(1)

[LOGO]
ARAMARK

                              ARAMARK Corporation

                          Offer to Purchase for Cash
Up to 14,348,909 Shares of its Class A-1, Class A-2 and Class A-3 Common Stock
                                      at
                                 $23 Per Share

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, PHILADELPHIA TIME,
               ON JANUARY 25, 2002 UNLESS THE OFFER IS EXTENDED.

   ARAMARK Corporation, a Delaware corporation, is offering to purchase up to 14,348,909 shares in the aggregate of its class A-1, class A-2 and class A-3 common stock, each with a par value of $0.01 per share (the "Common Stock"), of ARAMARK Corporation (the "Company"), including the associated Preferred Stock Purchase Rights (the "Rights" and, together with the Common Stock, the "Shares") at a price of $23 per Share, in cash. Our offer is subject to the terms and conditions set forth in this offer to purchase and in the related letter of transmittal. We refer to this offer to purchase and the related letter of transmittal, together with any amendments or supplements, as the "offer." In this offer, we use the terms "ARAMARK," "we," "us," and "our," to refer to ARAMARK Corporation. Unless the distinction is relevant, we use the term "class A common stock" to refer to our class A-1, class A-2 and class A-3 common stock collectively.

   We are offering to purchase a total of approximately 10% of the aggregate total Shares of class A common stock outstanding at the expiration of the offer (other than shares held by our 401(k) plans). You may tender up to 13% of the aggregate number of Shares of class A common stock you hold, but if the tender offer is fully subscribed we will accept no more than 10% of each class A stockholder's aggregate total number of Shares of class A common stock. Not more than one-third of the Shares of class A common stock that you tender may consist of class A-2 common stock and not more than one-third of class A-3 common stock, but all of the Shares of class A common stock that you tender may consist of class A-1 common stock.

                               -----------------

THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED.
      THE OFFER IS, HOWEVER, SUBJECT TO OTHER CONDITIONS. SEE SECTION 5.

                               -----------------

   The class A common stock is not listed on any stock exchange or quoted on any organized over-the-counter market. Our class B common stock, into which the class A common stock is convertible following certain restrictive periods, is listed on the New York Stock Exchange under the symbol "RMK." On December 14, 2001, the last full trading day before the commencement of this offer, the reported closing price of our class B common stock on the NYSE was $25.20 per share. You should obtain a current market quotation for the class B common stock before tendering any of your Shares of class A common stock.

 YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY
     SHARES TO TENDER. WE MAKE NO RECOMMENDATION AS TO WHETHER YOU SHOULD
                           PARTICIPATE IN THE OFFER.

                               -----------------

You should direct questions or requests for assistance or for additional copies of this offer to purchase or the letter of transmittal to our Shareholder Customer Service at 1-888-966-9637 (toll-free) or 215-985-6954 (international and direct).

                               -----------------

December 17, 2001

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS FOR MANAGEMENT STOCKHOLDERS; SUMMARY TERM SHEET............................  1
WHERE YOU CAN FIND MORE INFORMATION ABOUT US.....................................................  4
GENERAL..........................................................................................  5
INTRODUCTION.....................................................................................  6
BACKGROUND AND PURPOSE OF THE OFFER..............................................................  9
THE OFFER........................................................................................ 10
     1.  Number of Shares; Expiration Date....................................................... 10
     2.  Procedures for Tendering Shares......................................................... 11
     3.  Withdrawal Rights....................................................................... 12
     4.  Acceptance for Payment and Payment for Shares........................................... 13
     5.  Conditions of the Offer................................................................. 14
     6.  Extension of the Offer; Termination; Amendments......................................... 14
     7.  Certain Effects of the Offer............................................................ 15
     8.  Price Range of Shares; Dividends........................................................ 16
     9.  Source and Amount of Funds.............................................................. 17
    10.  Certain Information Concerning the Company.............................................. 17
    11.  Interests of Directors and Executive Officers; Transactions and Arrangements concerning the Shares.............................................................................. 18
    12.  Legal Matters; Regulatory Approvals..................................................... 20
    13.  U.S. Federal Income Tax Considerations.................................................. 20
    14.  Fees and Expenses....................................................................... 24
    15.  Miscellaneous........................................................................... 24

                                      (i)

               QUESTIONS AND ANSWERS FOR MANAGEMENT STOCKHOLDERS

                              SUMMARY TERM SHEET

   The following section answers some of the questions that you may have about this offer. However, it is only a summary. You should carefully read the remainder of this Offer to Purchase and the accompanying Letter of Transmittal because the information in this summary is not complete and because there is additional important information in the remainder of this Offer to Purchase and the Letter of Transmittal.

Q1. What is an issuer tender offer?

A. An issuer tender offer is a formal offer by a company to repurchase some of its shares from its stockholders.

Q2. Can I sell stock in the tender offer?

A. Yes. The tender offer is available to all holders of ARAMARK's new class A common stock, including all management stockholders, their permitted transferees and all outside stockholders who owned shares prior to ARAMARK's merger with its predecessor corporation and the initial public offering of its class B common stock (with the exception of its 401(k) plans, which sold 10% of their shares to ARAMARK at $23 per share at the time of the IPO). New class B shares purchased in the public offering or in the public market after the public offering will not be eligible for participation in the tender offer.

    If your employment terminates prior to the completion of the tender offer, you will still be able to participate in the tender offer.

Q3. Do I have to sell shares in the tender offer?

A.  No. The decision whether to sell or retain your shares is up to you.

Q4. How many shares can I sell in the tender offer?

A. You, and other pre-public offering stockholders, will be able to sell in the tender offer up to 10% and possibly up to 13% of your shares, after giving effect to the stock purchase opportunities you have exercised prior to the expiration date. To the extent some stockholders tender less than 10% of their shares of class A common stock, then this shortfall will be allocated to the stockholders that have tendered more than the 10% amount (but no more than 13%) on a pro rata basis.

    Each shareholder of record is considered separately in determining shares eligible to tender. For example, if you own shares individually and also jointly with your spouse, you can tender 10% (and possibly up to 13%) of your shares and you and your spouse jointly can similarly tender 10% (and possibly up to 13%) of the shares you jointly own. You cannot increase the shares you can tender individually by decreasing the shares tendered jointly, or vice versa.

Q5. What shares can I sell in the tender offer?

A. Of the total shares of class A common stock you are allowed to tender, you may tender shares in the following proportions:

       . class A-1 common stock--up to the maximum number of shares you tender . class A-2 common stock--no more than a third of the total you tender . class A-3 common stock--no more than a third of the total you tender

    You may select the shares you tender from any of the shares you own, including any shares acquired from the exercise of purchase opportunities in the current exercise period (December 15, 2001--January 15, 2002). Your determination of which shares, if any, to sell has important tax and other consequences. Please refer to "The Offer--U.S. Federal Income Tax Considerations" in this Offer to Purchase. We urge you to consult your tax advisor. If you decide to participate in the tender offer, you will want to take the tax basis of your shares into consideration prior to deciding which shares to tender.

    If you choose to sell the shares pledged to your bank as collateral for a loan, ARAMARK must receive authorization from your bank to release the shares. The sale of pledged shares may trigger an immediate requirement to repay the loan; however, the bank may allow you to substitute non-pledged shares for pledged shares in order to release those shares for sale.

    For shares pledged to Wachovia Bank (formerly First Union Bank) or pledged pursuant to ARAMARK's deferred payment program, your lender has already given approval for you

       . to sell pledged shares and have the purchase price paid to the lender to be applied against your loan (with the lender agreeing to forward to you any amount in excess of the amount owing to your lender), or

       .  to "swap" collateral,

    all as further described in this Offer to Purchase and in the Letter of Transmittal.

Q6. What is the tender offer price?

A. The tender offer price is $23 per share, which is equal to the initial offering price in the IPO. However, ARAMARK could change the terms of the tender offer prior to its completion, subject to SEC rules and regulations.

Q7. When will the tender offer be completed?

A. ARAMARK has set the expiration date for January 25, 2002, but ARAMARK could change the terms or extend the term of the tender offer prior to its completion, subject to SEC rules and regulations.

Q8. When will I get paid for the shares I sell in the tender offer?

A.  ARAMARK will pay you promptly after the expiration of the tender offer.

Q9. What will be the tax consequences of selling stock in the tender offer?

A. For U.S. stockholders, the disposition of shares sold in the tender offer will generally give rise to capital gain or loss measured by the difference between the amount received and your basis in the tendered shares as long as you have a meaningful reduction in your stock interest in ARAMARK as compared to your interest prior to the merger. The U.S. federal income tax consequences of selling shares in the tender offer are described more fully in this Offer to Purchase under "The Offer--U.S. Federal Income Tax Considerations."

    For stockholders subject to tax in Belgium, we understand that any gain is exempt from the Belgian income tax.

    For German taxpayers who hold the stock as private assets as opposed to business assets (which should be the case for employee stockholders), we understand that all gains realized from the sale of stock held for more than 12 months (period between merger and tender offer) are exempt from German taxation. With respect to stock held for 12 months or less, taxation occurs upon sale of the shares, however, only 50% of the gains realized from such sale are subject to taxation. There is an exemption of DM999.99 i.e. if all short-term capital gains realized in one calendar year are below DM 1,000, they are tax-free. If all such gains total DM1,000 or more, 50% of the entire gains are subject to taxation. Tax on any taxable capital gains will be assessed using the ordinary personal income tax rates, in addition, solidarity surcharge and possibly church tax become payable. If the stock is held as business assets, a different tax treatment would apply.

    For Canadian taxpayers, we understand that the sale of shares in the tender offer will be a taxable event in which the amount by which the sale price exceeds (or is exceeded by) the adjusted cost base of the shares plus any costs of sale will be treated as capital gain (or capital loss), provided that the shares are held as capital property.

    For Hungarian taxpayers, we understand that with respect to the sale of shares in the tender offer, the individual will be subject to capital gains tax of 20% on the difference between the sales proceeds and his or her basis in the shares.

    For Mexican taxpayers, we understand that the sale of common stock is a taxable event. In most cases, any gain or loss upon disposition of shares may be treated as capital gain or loss. We understand that capital gains may be taxed in Mexico at the same rates as ordinary income but that certain adjustments to the tax basis of the stock may be made, increasing that basis and offsetting the effects of inflation during the period you held the stock.

    For Spanish taxpayers, we understand that the sale of common stock is a taxable event. In most cases, any gain or loss upon disposition of shares may be treated as capital gain or loss. We understand that capital gains may be taxed in Spain under several alternative rules, depending on how long you held the shares. If the aggregate sale price for the shares that you are selling is more than 1,000 ptas., then you are also required to complete form B3 and file it with a registered financial entity. Accurate reporting of the transaction is your obligation. You should consult with your tax advisor to help you complete and file any required forms and notices.

    For United Kingdom taxpayers, we understand that selling shares is a taxable event under capital gains rules. Capital gains tax would be calculated on the proceeds less your basis in the shares sold. We understand that the amount of capital gain chargeable to tax may be reduced based on the number of years the stock has been held, whether you acquired or held the shares as an employee during this period, and, further, that an annual exemption, currently (Pounds)7,500, may be available to offset this charge.

    Tax matters in every country are complicated and may depend on your circumstances. You are strongly urged to consult with your tax advisor concerning the tax consequences to you of the tender offer.

                 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

   We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 and, under the Exchange Act, we file reports, proxy statements and other information with the SEC. You may inspect those reports, proxy statements and other information, without charge, and you may make copies of them at prescribed rates at the public reference facilities of the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. The public may obtain information on the operation of the SEC's public reference facilities by calling the SEC in the United States at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. You may also obtain information about us from the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   You may also request a copy of those materials, free of cost, by writing or telephoning us at the following address:

                                   Ted Hill
                                Vice President,
                              Investor Relations
                                 ARAMARK Tower
                              1101 Market Street
                       Philadelphia, Pennsylvania 19107
                           Telephone: (215) 238-3361

   This offer to purchase is part of a Tender Offer Statement on Schedule TO, which we filed with the SEC pursuant to Section 13(e) of the Exchange Act and the rules and regulations thereunder.

                                    GENERAL

   If you wish to tender any of your Shares of class A-1, class A-2 or class A-3 common stock, you should complete and sign the letter of transmittal in accordance with the instructions provided, and deliver it to us at our address set forth on the cover of the letter of transmittal.

   YOU MAY TENDER NO MORE THAN 13% OF THE AGGREGATE NUMBER OF SHARES OF CLASS A-1, CLASS A-2 AND CLASS A-3 COMMON STOCK YOU HOLD AS OF THE EXPIRATION OF THE OFFER AND NOT MORE THAN ONE THIRD OF THE SHARES THAT YOU TENDER MAY CONSIST OF CLASS A-2 COMMON STOCK AND NOT MORE THAN ONE THIRD MAY CONSIST OF CLASS A-3 COMMON STOCK.

   IF THE TENDER OFFER IS FULLY SUBSCRIBED BY ALL CLASS A STOCKHOLDERS, WE WILL ACCEPT NO MORE THAN 10% OF EACH CLASS A STOCKHOLDER'S SHARES.

   YOU MAY ONLY TENDER SHARES THAT YOU OWN OF RECORD. YOU MAY NOT TENDER SHARES THAT ARE OWNED BY MEMBERS OF YOUR FAMILY OR ANYONE TO WHOM YOU TRANSFERRED TITLE TO THE SHARES OF CLASS A COMMON STOCK. THEY MUST TENDER THEIR OWN SHARES IF THEY WISH TO PARTICIPATE IN THE OFFER.

   YOU MUST PROPERLY COMPLETE THE LETTER OF TRANSMITTAL IN ORDER TO EFFECT A VALID TENDER OF YOUR SHARES.

          You should direct questions and requests for assistance to:

                         Shareholder Customer Service
                          1-888-966-9637 (toll-free)
                    215-985-6954 (international and direct)

   WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY RECOMMENDATION OR REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, YOU MUST NOT RELY ON ANY SUCH RECOMMENDATION OR ANY SUCH INFORMATION OR REPRESENTATIONS AS HAVING BEEN AUTHORIZED BY US.

   The offer is not being made to, nor will we accept any tender of Shares from or on behalf of, stockholders in any jurisdiction in which the making of the offer or the acceptance of any tender of Shares would not comply with the laws of such jurisdiction. In our discretion, however, we may take such action as we deem necessary for us to make the offer in any such jurisdiction and extend the offer to stockholders in such jurisdiction. In any jurisdiction whose securities laws or blue sky laws require the offer to be made by a licensed broker or dealer, the offer is being made on our behalf by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

To the holders of Shares of class A common stock of ARAMARK Corporation:

                                 INTRODUCTION

Summary Terms of the Offer

   ARAMARK Corporation hereby offers to purchase up to 14,348,909 Shares in the aggregate of its class A-1, class A-2 and class A-3 common stock at a price of $23 per Share. The offer is subject to the terms and conditions set forth in this offer to purchase and the related letter of transmittal. We refer to this offer to purchase and the related letter of transmittal, together with any amendments or supplements, as the "offer."

   Each stockholder who has properly tendered Shares will receive $23 per Share in cash for all Shares purchased, upon the terms and subject to the conditions of the offer. We are offering to purchase a total of approximately 10% of the aggregate total Shares of class A-1, class A-2 and class A-3 common stock outstanding at the expiration of the offer (other than shares held by our 401(k) plans), including Shares purchased pursuant to the exercise of purchase opportunities between December 15, 2001 and January 15, 2002. YOU MAY TENDER UP TO 13% OF THE AGGREGATE NUMBER OF SHARES OF CLASS A-1, CLASS A-2 AND CLASS A-3 COMMON STOCK YOU HOLD OF RECORD AS OF THE EXPIRATION OF THE OFFER AND NOT MORE THAN ONE THIRD OF THE SHARES YOU TENDER MAY CONSIST OF CLASS A-2 COMMON STOCK AND NOT MORE THAN ONE THIRD MAY CONSIST OF CLASS A-3 COMMON STOCK. IF EACH CLASS A STOCKHOLDER ELECTS TO FULLY PARTICIPATE IN THE OFFER, WE WILL ACCEPT NO MORE THAN 10% OF EACH CLASS A STOCKHOLDER'S TOTAL AGGREGATE SHARES OF CLASS A-1, CLASS A-2 AND CLASS A-3 COMMON STOCK.

   If you tender Shares, you will not be obligated to pay fees, commissions or stock transfer taxes on our purchase of Shares pursuant to the offer.

   The offer is not conditioned upon any minimum number of Shares being tendered. It is, however, subject to other conditions. See Section 5.

   YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. WE MAKE NO RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER, AND NO STOCKHOLDER IS REQUIRED TO TENDER ANY SHARES.

   We recommend that you consider your own personal financial situation when deciding whether or not, and if so, to what extent, to participate in the offer, including, among other factors:

--your inability to sell Shares during the period of time prior to the expiration of the transfer restriction periods on your class A common stock,

--the concentration of your assets in our stock and whether you want to diversify your investment portfolio, particularly during the period of time prior to the expiration of the transfer restriction periods on your class A common stock,

--your level of indebtedness and whether you want to reduce that debt level, particularly during the period of time prior to the expiration of the transfer restriction periods on your class A common stock,

--your liquidity needs, particularly during the period of time prior to the expiration of the transfer restriction periods on your class A common stock,

--the difference, if any, between the tender offer price and the market price of the class B common stock at the end of the tender offer period, and

--your expectation of the future performance of our stock, particularly between now and the expiration of the transfer restriction periods on your class A common stock, considering all potential business and market factors, including those discussed in the "Risk Factors" section of our recent proxy statement/prospectus.

   We recommend that you discuss this decision with your personal financial and tax advisors.

   Our chairman and chief executive officer, Joseph Neubauer, all of our other executive officers and a majority of our other directors have indicated that they each intend to tender at least 10% of their Shares in the offer.

General Information

   As of December 14, 2001, we had issued and outstanding 84,168,174 Shares of our class A-1 common stock, 39,735,441 Shares of our class A-2 common stock and 39,734,275 Shares of our class A-3 common stock. As of the same date, there were outstanding exercisable purchase opportunities for 9,341,504 Shares, and these purchase opportunities may be exercised prior to the expiration of the offer. The 14,348,909 Shares that we are offering to purchase represent approximately 10% of the issued and outstanding Shares of class A common stock as of January 25, 2002, excluding Shares of class A common stock held by the 401(k) plans, and assuming that all purchase opportunities that may be exercised prior to the expiration of the offer are exercised. We may hold in treasury or retire the Shares of class A common stock that we purchase pursuant to the offer.

   Our class A common stock is not listed on any stock exchange or quoted on any organized over-the-counter market. Our class B common stock is listed on the New York Stock Exchange under the symbol "RMK." On December 14, 2001, the last full trading day before the commencement of this offer, the reported closing price of the class B common stock on the NYSE was $25.20 per share. You should obtain a current market quotation for the class B common stock before tendering any Shares in this offer.

   On June 9, 2002, the transfer restrictions lapse on your Shares of class A-1 common stock. On December 6, 2002, the transfer restrictions lapse on your Shares of class A-2 common stock. On June 4, 2003, the transfer restrictions lapse on your Shares of class A-3 common stock. After these dates, respectively, unless your Shares are pledged as collateral for a loan or you are an affiliate of ARAMARK, you will be able to freely sell or transfer your Shares of class A-1, class A-2 and class A-3 common stock. Upon any such sale or transfer, unless the transfer is a "non-conversion transfer" as defined in our recent proxy statement/prospectus, the Shares of class A-1, class A-2 and class A-3 common stock will be converted automatically into shares of class B common stock. Shares of class B common stock may be sold on the New York Stock Exchange.

   In Section 13, we describe material U.S. federal income tax consequences of your sale of Shares pursuant to the offer. We describe conditions of the offer in Section 5. We reserve the right to waive any or all conditions of the offer, other than those that are legally mandated.

Forward-Looking Information

   We make forward-looking statements in this offer to purchase, and in the documents we have filed with the SEC that you may access, including the sections of this offer to purchase entitled "Price Range of Shares; Dividends" and "Where You Can Find More Information About Us." These forward-looking statements are based upon our management's beliefs and assumptions and on information that currently is available to our management (or, in the case of forward-looking statements in the documents we previously have filed with the SEC, information that was available to our management at the time the forward-looking statements were made).

   Forward-looking statements include the information concerning our possible or assumed future results of operations, business plans and strategies, the offer, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical or current facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "anticipate," "intend," "plan," "estimate," "aim," "will be," "will continue," "will likely result," "project," "estimate" and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.

   These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that might cause such a difference include: unfavorable economic conditions, including ramifications of the September 11th terrorist attacks, increased operating costs, shortages of qualified personnel, costly compliance with governmental regulations, currency risks and other risks associated with international markets, risks associated with acquisitions, our ability to integrate and derive the expected benefits from our acquisition of ServiceMaster Management Services, competition, decline in attendance at client facilities, unpredictability of sales and expenses due to contract terms, high leverage, claims relating to the provision of food services, liability associated with non-compliance with governmental regulations, including regulations pertaining to food services, the environment and childcare service, seasonality and adverse publicity concerning incidents at childcare centers.

   Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this offer to purchase or that may be made elsewhere from time to time by, or on behalf of, us.

                      BACKGROUND AND PURPOSE OF THE OFFER

   We are making the offer so that our class A stockholders have the opportunity to sell a portion of their Shares of class A common stock prior to the expiration of the transfer restrictions. The offer was contemplated and disclosed to our stockholders prior to the merger and as part of the initial public offering of our class B common stock in order to effect a synthetic secondary offering. As we indicated in our initial public offering materials, we plan to use a majority of these proceeds to purchase Shares of class A common stock in the offer and in the purchase from our 401(k) plans. We believe that using our public offering proceeds to fund the offer is an efficient way to allow our class A stockholders to sell a portion of their Shares of class A common stock if they so desire.

   We are offering to purchase a total of 14,348,909 Shares in the aggregate of our class A-1, class A-2 and class A-3 common stock, which is approximately 10% of our total Shares of class A common stock outstanding as of the expiration of the offer, assuming that all purchase opportunities that may be exercised prior to the expiration of the offer are exercised and excluding shares of common stock held by our 401(k) plans. If each of our class A stockholders tenders 10% of his or her Shares of class A common stock in the offer, we will purchase a total of 14,348,909 Shares of class A common stock and pay an aggregate of $330,024,907 to purchase these Shares.

   It has been our intent, as we indicated in our public filings in connection with the IPO, to provide an opportunity for all class A stockholders to sell a portion of their Shares of class A common stock in the offer. Participation in the offer does not conflict with the ARAMARK tradition of long-term ownership of our company by its employees. We believe it is important for our employees to have a significant investment in our company so that they will be motivated to strive for our continued success and share in its potential rewards.

                                   THE OFFER

   1. Number of Shares; Expiration Date. Upon the terms and subject to the conditions of the offer, we will accept for payment and purchase up to 14,348,909 Shares, or 10%, of our class A common stock outstanding as of the expiration of the offer (excluding shares held by our 401(k) plans) at the offer price of $23 per Share in cash. You may tender up to 13% of the aggregate number of Shares of class A common stock you hold of record as of the expiration of the offer. If each class A stockholder elects to fully participate in the offer, we will not purchase more than 10% of your aggregate Shares of class A common stock. However, some of our class A stockholders may not participate in the offer or may choose to tender less than 10% of their Shares of class A common stock. Depending on the number of our class A stockholders that do not participate or do not fully participate, we will accept more than 10%, but not more than 13%, of the Shares of class A common stock of those class A stockholders that elect to tender in excess of 10% of their Shares of class A common stock.

   As described above, we intend to accept up to 10% of the Shares of our class A common stock (other than Shares held by our 401(k) plans) that are outstanding as of the expiration of the offer. As of the date of the commencement of the offer, there were 163,637,890 Shares of class A common stock outstanding. As of the date of the commencement of the offer, there were outstanding currently exercisable purchase opportunities for 9,341,504 Shares of class A common stock, and these purchase opportunities may be exercised prior to the expiration of the offer. Therefore, at the expiration of the offer, assuming that all purchase opportunities that may be exercised prior to the expiration of the offer are exercised, we will accept for payment and purchase up to 14,348,909 Shares of our class A common stock.

   The term "expiration date" means 12:00 noon, Philadelphia time, on Friday, January 25, 2002, unless we extend the offer. If we extend the offer, the term "expiration date" will mean the date and time to which we extend it. We describe our right to extend the offer, and to delay, terminate or amend the offer, in Section 6.

   Subject to applicable SEC regulations, we reserve the right to change the terms of the offer. If:

--we increase the number of Shares you may tender by more than 2% of the outstanding Shares of class A common stock, decrease the number of Shares you may tender or change the offer price, and

--the offer is scheduled to expire at any time earlier than the end of the tenth business day from the date that we first publish, send or give notice of such an increase or decrease,

then we will extend the offer until the expiration of that ten business day period. "Business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Philadelphia time. Other material amendments to the offer may require us to extend the offer for a minimum five business days, and we will need to amend this Schedule TO for any material changes in the facts set forth in the Schedule TO.

   All Shares we purchase in the offer will be purchased at the offer price. All Shares we do not purchase in the offer will be returned to the tendering stockholder at our expense as promptly as practicable after the expiration date or as promptly as practicable after withdrawal.

   If the conditions set forth in Section 5 each are satisfied or waived, we will purchase all Shares of class A common stock validly tendered at the offer price. If any of the conditions is not satisfied or waived, we will not complete the offer and we will promptly return all tendered Shares to the tendering stockholders.

   On June 9, 2002, the transfer restrictions lapse on your Shares of class A-1 common stock. On December 6, 2002, the transfer restrictions lapse on your Shares of class A-2 common stock. On June 4, 2003, the transfer restrictions lapse on your Shares of class A-3 common stock. After these dates, respectively, unless your Shares are pledged as collateral for a loan or you are an affiliate of ARAMARK, you will be able to freely sell or transfer your Shares of class A-1 common stock, class A-2 common stock and class A-3 common stock, respectively. Upon any such sale or transfer, unless the recipient of the Shares is a "permitted transferee" as defined in our recent proxy statement/prospectus, the Shares of class A common stock will be converted automatically into shares of class B common stock. Shares of class B common stock may be sold on The New York Stock Exchange.

   As described in Section 13, the number of Shares of class A common stock we will purchase from you may affect the U.S. federal income tax consequences to you, and therefore may be relevant to your decision whether to tender Shares.

   2. Procedures for Tendering Shares. Proper Tender of Shares. In order for your Shares to be validly tendered in the offer, we must receive a properly completed and executed letter of transmittal at our address set forth on the back cover of this offer to purchase, on or before the expiration date.

   You may tender up to 13% of the Shares of class A common stock you hold of record as of the expiration of the offer. You are not required to tender the same percentage of Shares of class A-1, class A-2 and class A-3 common stock. However, not more than one third of the number of Shares of class A common stock that you tender may consist of Shares of class A-2 common stock, and not more than one third of the number of Shares of class A common stock that you tender may consist of Shares of class A-3 common stock. The Shares of class A common stock that you tender may consist entirely of class A-1 common stock. IF YOU ATTEMPT TO TENDER MORE THAN 13% OF THE SHARES OF CLASS A-1, CLASS A-2 AND CLASS A-3 COMMON STOCK HELD BY YOU OF RECORD AS OF THE EXPIRATION OF THE OFFER, YOU WILL BE DEEMED TO HAVE TENDERED 13% OF YOUR SHARES OF CLASS A COMMON STOCK BASED ON THE ORDER OF PRIORITY INDICATED IN THE LETTER OF TRANSMITTAL. IF YOU ATTEMPT TO TENDER A NUMBER OF SHARES THAT CONSISTS OF MORE THAN ONE THIRD SHARES OF CLASS A-2 COMMON STOCK OR MORE THAN ONE THIRD SHARES OF CLASS A-3 COMMON STOCK, YOU WILL BE DEEMED TO HAVE TENDERED ONE THIRD SHARES OF CLASS A-2 COMMON STOCK AND/OR ONE THIRD SHARES OF CLASS A-3 COMMON STOCK BASED ON THE ORDER OF PRIORITY INDICATED IN THE LETTER OF TRANSMITTAL.

   Payment for Shares of class A common stock tendered and accepted for payment pursuant to the offer will be made only after we timely receive your properly completed and executed letter of transmittal. We will pay the offer price for those Shares to you by check denominated in U.S. dollars at the address listed on the letter of transmittal. We will not pay interest on the purchase price of the Shares, regardless of any extension of the offer or any delay in making such payment.

   The method by which you deliver your completed letter of transmittal is at your option and risk. If you are located outside the United States, you should deliver your letter of transmittal to the ARAMARK Controller in your country, who will promptly forward them to us. You may also deliver your letter of transmittal directly to ARAMARK. You should allow sufficient time to ensure that we receive your letter of transmittal on or before the expiration date.

   To confirm that we have received and processed your letter of transmittal, call Shareholder Customer Service at 1-888-966-9637 (toll-free) or 215-985-6954 (international and direct). Please have your Holder ID number ready. Operators will be available Monday through Friday from 9:00 a.m. until 5:00 p.m., Philadelphia time.

   US Federal Income Tax Backup Withholding. Any tendering U.S. stockholder or other U.S. payee who does not have a Form W-9 or a Form W-8BEN on file with us may be subject to U.S. federal backup withholding of up to 30% of the gross proceeds paid to such stockholder or other payee pursuant to the offer. If you are a U.S. stockholder or other U.S. payee, you must fill out the Substitute Form W-9 that is included with the letter of transmittal you received. If you are a non-U.S. stockholder or other non-U.S. payee, you must fill out the Form W-8BEN that is included with the letter of transmittal you received. If you do not complete either a Form W-9 (or substitute) or a Form W-8BEN, you may be subject to backup withholding of up to 30% of the gross proceeds paid to you pursuant to the offer. If you have been informed by the IRS that you are subject to backup withholding or in certain other circumstances you fail to comply with certification requirements, you may be subject to U.S. federal backup withholding even if you fill out the appropriate form. You should consult with your tax adviser regarding your qualification for exemption from backup withholding.

   Determination of Validity, Rejection of Shares, Waiver of Defects, Notice of Defects. We will determine, in our discretion, all questions as to the number of Shares to be accepted, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares. Our determination will be final and binding on all parties. We reserve the right to reject any or all tenders of Shares we determine not to be in proper form or the acceptance for payment of or payment for which may be unlawful. We also reserve the right to waive any or all of the conditions of the offer, subject to applicable law and regulations, or any defect or irregularity in any tender of Shares. Our interpretation of the terms of the offer, including the instructions to the letter of transmittal, will be final and binding. No tender of Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defect or irregularity in connection with tenders must be cured within such time as we may determine. Neither ARAMARK nor any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notice.

   Tender Constitutes an Agreement. The tender of Shares will constitute a binding agreement between the tendering stockholder and us upon the terms, and subject to the conditions, of the offer. The tender of Shares will constitute the tendering stockholder's acceptance of the terms and conditions of the offer and the tendering stockholder's representation and warranty that such stockholder has a "net long position" in the Shares being tendered within the meaning of Rule 14e-4 under the Exchange Act, and the tender of such Shares complies with Rule 14e-4.

   Pledged Shares. We have made the following arrangements regarding the tender of Shares pledged to Wachovia (formerly First Union) Bank, and the tender of Shares pledged under our deferred payment program, and all of the following actions have been approved by the applicable lenders. You may take either of these actions by making appropriate elections on the letter of transmittal:

   . You may swap Shares that are not pledged with Shares that are pledged on a one-for-one basis, thereby allowing you to tender those Shares that are pledged. This does not change the total number of your Shares that are pledged, or the outstanding amount of your loans; or

   . You may tender pledged Shares with instructions to pay to Wachovia or to the applicable lender under our deferred payment program all the proceeds from your pledged Shares, with instructions to such lender to apply these funds as provided in your loan documents. These documents generally provide that the funds will be applied first against amounts owing to the lender, with any remaining amount forwarded to you or as you direct. You should check your loan documents.

   If you want to take any other actions with respect to pledged Shares or if you want to tender Shares that are pledged to any other lender, then you must provide us with appropriate instructions and your lending institution must provide us with satisfactory documentation releasing its lien. For further information about appropriate documentation, please contact Shareholder Customer Service at 1-888-966-9637 (toll-free) or 215-985-6954 (international and direct). We reserve the right at our sole discretion to determine whether any instructions, letters or other documentation are satisfactory. It is your responsibility to provide to us such satisfactory instructions and documentation prior to the expiration of the offer. This process could take a considerable amount of time, and we suggest that, if you wish to tender Shares pledged to a lender other than Wachovia or under our deferred payment program, then you begin the process of obtaining the necessary documents immediately.

   3. Withdrawal Rights. You may withdraw tendered Shares at any time before the expiration date. For a withdrawal to be effective, we must receive a written notice of withdrawal at our address set forth on the cover of the letter of transmittal before the expiration date. We will not accept oral notices of withdrawal. Any notice of withdrawal must:

--specify the name of the person or persons who tendered the Shares to be withdrawn,

--specify the number of Shares to be withdrawn, and

--contain the signature or signatures of the person or persons who tendered the Shares to be withdrawn.

   We will determine all questions as to the form and validity, including time of receipt, of notices of withdrawal. Our determination will be final and binding. Neither ARAMARK nor any other person will be obligated to give you any notice of any defects or irregularities in any notice of withdrawal, and neither we nor they will incur any liability for failure to give any such notice. Any Shares properly withdrawn will be deemed not tendered for purposes of the offer. You may re-tender withdrawn Shares on or before the expiration date by again following the procedures described in Section 2.

   If we extend the offer, or if we are delayed in our purchase of Shares or unable to purchase Shares in the offer for any reason, then, subject to applicable law, we may retain all tendered Shares on our behalf, and the Shares may not be withdrawn except to the extent tendering stockholders are entitled to withdrawal rights as described in this Section 3. If we have not accepted tendered Shares for payment as provided in this offer to purchase by 12:00 midnight, Philadelphia time, on February 13, 2002, you may withdraw your tendered Shares.

   4. Acceptance for Payment and Payment for Shares. Upon the terms and subject to the conditions of the offer, we will accept for payment, as soon as practicable after the expiration date, up to an aggregate of 14,348,909 Shares of class A common stock. We will accept for payment up to 13% of each stockholder's Shares of class A common stock. We will not purchase more than 13% of the Shares of class A common stock held by any stockholder. If you attempt to tender more than 13% of your Shares of class A common stock, you will be deemed to have tendered 13% of your Shares of class A common stock based on the order of priority indicated in the letter of transmittal. If you attempt to tender a number of Shares of class A common stock that consists of more than one-third Shares of class A-2 common stock or more than one third Shares of class A-3 common stock, you will be deemed to have tendered one-third Shares of class A-2 common stock and/or one third of Shares of class A-3 common stock as applicable, with the remainder to be Shares of class A-1 common stock based on the order of priority indicated in your letter of transmittal.

   For purposes of the offer, we will be deemed to have accepted for payment and purchased Shares that are tendered and not withdrawn when we make a public announcement by press release of our acceptance of such Shares for payment in the offer. We refer to the date and time of acceptance as the "acceptance date."

   We will pay for Shares we accept in the offer by depositing the aggregate offer price for those Shares with our internal tender offer processing group. Our tender offer processing group, in turn, will distribute payments with respect to those Shares.

   We will not accept Shares tendered in the offer unless and until the conditions specified in Section 5 have been satisfied or waived.

   If we are delayed in our acceptance for payment of, or payment for, Shares or are unable to accept for payment or pay for Shares pursuant to the offer for any reason, then, subject to applicable law, we may retain all tendered Shares on our behalf, and the Shares may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described in Section 3.

   WE WILL NOT PAY INTEREST BY REASON OF ANY DELAY IN PAYING FOR ANY SHARES OR OTHERWISE. In addition, in some cases, we may not be obligated to purchase Shares pursuant to the offer. See Section 5.

   We will pay all stock transfer taxes, if any, payable on the transfer of Shares we purchase pursuant to the offer.

   5. Conditions of the Offer. We will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act, to pay for, and we may delay the acceptance for payment of or the payment for, any tendered Shares, and may amend or terminate the offer, if any of the following events have occurred prior to the time we accept Shares for payment:

--there shall have been instituted or threatened or be pending any action or proceeding before or by any court or governmental, regulatory or administrative agency or instrumentality, or by any other person, that challenges the making of or the consummation of the transactions contemplated by the offer;

--any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our judgment, would or might prohibit, prevent, restrict or delay consummation of the offer; or

--there shall have occurred or be likely to occur any event that, in our judgment, would or might prohibit, prevent, restrict or delay consummation of the offer, or is reasonably likely to materially impair the contemplated benefits of the offer, or otherwise result in the consummation of the offer not being, or not being reasonably likely to be, in the best interests of us and our subsidiaries taken as a whole.

   The conditions to the offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them. Subject to any applicable rules and regulations of the SEC, we may waive them, in whole or in part, at any time and from time to time, in our discretion, whether or not we waive any other condition of the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Each of these rights will be deemed an ongoing right that we may assert at any time and from time to time. Any determination we make concerning the events described in this Section 5 will be final and binding upon all persons.

   6. Extension of the Offer; Termination; Amendments. Upon the terms of the offer, we will accept for purchase all Shares validly tendered and not withdrawn by 12:00 noon, Philadelphia time, on Friday, January 25, 2002, or if we extend the offer, the latest date and time to which the offer is extended. We reserve the right to extend the offer on a daily basis or for any period or periods we may determine in our discretion from time to time by making a public announcement by press release no later than 9:00 a.m., Philadelphia time, the next business day following the previously scheduled expiration date. During any extension of the offer, all Shares previously tendered and not withdrawn will remain subject to the offer.

   We also reserve the right:

--to delay payment for any Shares not paid for, or to terminate the offer and not to accept for payment any Shares not accepted for payment, upon the occurrence of any of the conditions specified in Section 5, or

--at any time or from time to time to amend the offer, including increasing or decreasing the number of Shares we may purchase or increasing the price per Share we may pay in the offer.

   We will follow any such extension, delay, termination or amendment as promptly as practicable with a public announcement. We will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release.

   If we make a material change in the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(2) under the Exchange Act. These rules require that the minimum period during which an offer must remain open after material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the changed terms or information.

   Our reservation of the right to delay payment for Shares that we have accepted for payment is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that an issuer pay the consideration offered or return the tendered securities promptly after the termination or withdrawal of a tender offer. If:

--we increase the number of Shares you may tender by more than 2% of the outstanding Shares of class A common stock, decrease the number of Shares you may tender or change the offer price, and

--the offer is scheduled to expire at any time earlier than the end of the tenth business day from the date that we first publish, send or give notice of such an increase or decrease,

   then we will extend the offer until the expiration of that ten business day period.

   Other material amendments to the offer may require us to extend the offer for a minimum five business days, and we will need to amend this Schedule TO for any material changes in the facts set forth in the Schedule TO.

   7. Certain Effects of the Offer. We initially will hold Shares we acquire in the offer in treasury or we will retire them. Shares that we hold in treasury will be available for us to issue without further stockholder action, except as required by applicable law, for purposes such as the acquisition of other businesses, the raising of additional capital for use in our business and the distribution of stock dividends and awards under our incentive compensation and employee benefit plans. We have no current plans to use any Shares we purchase in the offer for any other purpose.

   From time to time, we may acquire Shares, in addition to those we purchase in the offer, in privately negotiated transactions, through tender offers, mergers or otherwise, in amounts, at prices and at times as we may determine. We may purchase additional Shares of class A-1, class A-2 and class A-3 common stock in private transactions after the expiration date. Any future purchases would depend on many factors, including the market price of our class B common stock, our business and financial position, alternative investment opportunities available to us and general economic and market conditions. Any such purchases may be on the same terms as, or on terms more or less favorable than, those of the offer. Rule 13e-4 under the Exchange Act generally prohibits us and our affiliates from purchasing any Shares of class A common stock, other than in the offer, until at least ten business days after the expiration date. Rule 14e-5 under the Exchange Act generally prohibits us and our affiliates from directly or indirectly purchasing any Shares of class A common stock, other than in the offer, until the expiration date.

   On October 31, 2001, pursuant to a Separation Agreement, dated August 27, 1999, between a former employee and our predecessor corporation, ARAMARK Corporation, which we refer to as "Old ARAMARK," Old ARAMARK purchased 60,000 shares of Old ARAMARK class B common stock (equivalent to 120,000 Shares of class A common stock) from such former employee and 162,000 shares of Old ARAMARK class B common stock (equivalent to 324,000 Shares of class A common stock) from a partnership affiliated with such former employee at a price of $20.80 per share in reliance upon the exception provided in Rule 14e-5(b)(7) under the Exchange Act, which permits a company to purchase shares outside of a tender offer if such purchase is made pursuant to a pre-existing contractual obligation.

   In addition, on November 30, 2001, the SEC granted exemptive relief with respect to transactions in our common stock between us and our employees and directors, prior to the expiration date of the offer, in connection with stock-for-stock option exercises by such employees and directors under our stock option plans. In a stock-for-stock exercise, the exercise price is paid to us by a stockholder's transferring to us shares of common stock that the optionholder currently owns (and has owned for at least six months).

   On December 10, 2001, in accordance with exemptive relief received from the SEC, we entered into an agreement with the 401(k) plans to acquire 10% of the class A common stock held by the 401(k) plans for a price of $23 per Share, which equaled our IPO price. In this agreement, the trustee of the 401(k) plans agreed not to tender Shares of class A common stock in the offer. If the tender offer price is higher than the IPO price, we will either make an additional payment to the trustee of the 401(k) plans for the difference on the expiration date or we will return a portion of the Shares sold to us by the 401(k) plans so that the effective price per Share we pay under the agreement with the 401(k) plans equals the tender offer price.

   The class A common stock is registered under the Exchange Act, which requires that we furnish certain information to our stockholders and to the SEC and comply with the SEC's proxy rules in connection with meetings of our stockholders. Our purchase of Shares in the offer will not result in the Shares becoming eligible for deregistration under the Exchange Act.

   8. Price Range of Shares; Dividends. Price Range of Shares. Before our initial public offering, which we completed on December 14, 2001, Old ARAMARK was the principal purchaser of its common stock, pursuant to a stockholder's agreement. These repurchases were primarily upon termination of employment, as provided in the stockholder's agreement. Our board of directors from time to time also authorized the repurchase of shares of our common stock pursuant to which management stockholders were able to sell a portion of their shares to us.

   Immediately before the public offering, Old ARAMARK merged with and into its wholly owned subsidiary, ARAMARK Worldwide Corporation. ARAMARK Worldwide Corporation survived the merger and was renamed "ARAMARK Corporation." Immediately following this merger,

--each share of Old ARAMARK's outstanding class A common stock converted automatically into twenty shares of our new class A-1 common stock; and

--each share of Old ARAMARK's outstanding class B common stock converted automatically into two shares of our new class A common stock. Of each stockholder's old class B shares, as nearly as possible,

  --one-third was converted into shares of our new class A-1 common stock;

  --one-third was converted into shares of our new class A-2 common stock; and

  --one-third was converted into shares of our new class A-3 common stock.

   Prior to the public offering, our practice was to have our common stock appraised quarterly at December 1, March 1, June 1 and September 1. The prices of common stock set forth in the following table below are the historical quarterly appraisal prices of common stock since December 1, 1999.

                                        Old Class A          Old Class B
                                   --------------------- --------------------
                                           After Giving         After Giving
                                           Effect to the        Effect to the
                                              Merger               Merger
                                             Exchange             Exchange
Date                               Actual      Ratio     Actual     Ratio
----                               ------- ------------- ------ -------------
December 1, 2001.................. $303.00    $15.15     $28.80    $14.40
September 1, 2001.................  297.00     14.85      28.20     14.10
June 1, 2001......................  239.00     11.95      20.80     10.40
March 1, 2001.....................  231.00     11.55      19.90      9.95
December 1, 2000..................  220.00     11.00      18.70      9.35
September 1, 2000.................  206.00     10.30      17.50      8.75
June 1, 2000......................  194.00      9.70      16.50      8.25
March 1, 2000.....................  187.10      9.35      15.90      7.95
December 1, 1999..................  178.70      8.94      15.20      7.60

   Our class A common stock is not listed on any stock exchange or quoted on any organized over-the-counter market. Since December 11, 2001, our class B common stock has been listed on the New York Stock Exchange. Shares of class A common stock are not transferable or convertible into shares of unrestricted class B common stock, other than in certain "permitted transfers," until the relevant restricted period expires. This restricted period will expire June 9, 2002 for Shares of our class A-1 common stock, December 6, 2002 for Shares of our class A-2 common stock and June 4, 2003 for Shares of our class A-3 common stock.

   On December 14, 2001, the last full trading day prior to the commencement of this offer, the reported closing price of the class B common stock on the NYSE was $25.20 per share. You should obtain a current market quotation for our class B common stock, which could be the same as or higher or lower than the tender offer price, prior to tendering any Shares in this offer.

   Dividend Policy. We have not distributed any cash dividends on our common stock during the fiscal years 1997 through 2001. We have no current plans to distribute cash dividends. Future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

   9. Source and Amount of Funds. We are offering to purchase up to 14,348,909 Shares of class A common stock, which is approximately 10% of our total Shares of class A common stock outstanding as of the expiration of the offer (excluding Shares of class A common stock held by the 401(k) plans), assuming that all purchase opportunities that may be exercised prior to the expiration of the offer are exercised. If each of our stockholders tenders 10% of his or her Shares of class A common stock in the offer, we will purchase 14,348,909 Shares and pay a total of $330,024,907 to purchase these Shares. However, some of our class A stockholders may not participate in the offer or may choose to tender less than 10% of their Shares of class A common stock. Depending on the number of our class A stockholders that do not participate or do not fully participate, we will accept more than 10%, but not more than 13%, of the Shares of class A common stock of those class A stockholders that elect to tender in excess of 10% of their Shares of class A common stock.

   We expect to fund the offer entirely with a majority of the gross proceeds of our public offering.

   10. Certain Information Concerning the Company. The Company. We are a leading provider of a broad range of outsourced services to business, educational, healthcare and governmental institutions and sports, entertainment and recreational facilities. We have leadership positions in food and support services, uniform and career apparel services and childcare and early education. Our strong presence in food service allows us to serve clients in many of the key industrial countries, whose economies represent over 60% of world gross domestic product and which continue to experience substantial growth in the outsourcing services we provide. We plan to continue our growth by capitalizing on this worldwide outsourcing trend, providing our clients with innovative and high quality services and by pursuing acquisitions.

   Our objective is to be a world leader in managed services by exceeding our customers' expectations, continuing to grow our business and providing an environment where exceptional people want to work. In the United States, we are the second largest food service company, and in most of the other countries in which we operate, we are among the top three. Our uniform and career apparel business is the second largest in the United States and provides both rental and direct marketing services. Our education business is the second largest in the United States, providing childcare and early education to over 100,000 children. Through our expansive service offerings and geographic presence, our approximately 200,000 employees serve millions of clients and customers in 17 countries around the world, providing services that are key to the successful operations of our clients.

   For the fiscal year ended September 28, 2001, we reported sales of approximately $7.8 billion and net income of approximately $176.5 million. (Pro forma 2001 sales reflecting the recently completed ServiceMaster Management Services acquisition are $8.8 billion.) Over the past five years, by expanding our food and support service offerings, maintaining a diverse base of existing client relationships and high retention rates, and increasing our uniform capabilities, we have achieved compound annual sales growth of 7.6% and compound annual operating income growth of 9.6%, adjusted to exclude two divested non-core business lines.

   Our principal executive offices are located at ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107, and our phone number is (215) 238-3000.

   The Public Offering and the Merger. On December 14, 2001, we completed our initial public offering of class B common stock. Immediately before the public offering, our predecessor corporation, Old ARAMARK, merged with and into its wholly owned subsidiary, ARAMARK Worldwide Corporation. ARAMARK Worldwide Corporation survived the merger and was renamed "ARAMARK Corporation." The merger was approved by Old ARAMARK's stockholders at a special meeting on December 10, 2001. Immediately following this merger,

--each share of Old ARAMARK's outstanding class A common stock converted automatically into twenty shares of our new class A-1 common stock.

--each share of Old ARAMARK's outstanding class B common stock converted automatically into two shares of our new class A common stock. Of each stockholder's old class B shares, as nearly as possible,

  --one-third was converted into shares of our new class A-1 common stock;

  --one-third was converted into shares of our new class A-2 common stock; and

  --one-third was converted into shares of our new class A-3 common stock.

   Except for the applicable restricted period, which we describe below, each Share of class A common stock is identical. Shares of class A common stock are not transferable or convertible into shares of unrestricted class B common stock, other than in certain "permitted transfers," until the relevant restricted period expires. This restricted period will expire:

--June 9, 2002 for Shares of our class A-1 common stock;

--December 6, 2002 for Shares of our class A-2 common stock; and

--June 4, 2003 for Shares of our class A-3 common stock.

   Holders of restricted shares of class A-1, class A-2, class A-3, class B-1, class B-2 and class B-3 common stock are also generally prohibited from entering into any swap or other arrangement (including contracting to sell, selling, transferring, pledging, granting any kind of option to purchase, making any short sale or otherwise disposing of any shares) that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of any class of common stock, in each case other than permitted transfers. However, if such person holds, during the entire time of the relevant transaction, shares with respect to which restricted periods have expired or do not apply, such transaction may involve only up to the number of such unrestricted shares. In addition, our directors, officers and certain stockholders (other than the 401(k) plans) have agreed not to enter into any such transactions with respect to any shares of common stock, including unrestricted shares, on or before June 9, 2002.

   11. Interests of Directors and Executive Officers; Transactions and Arrangements concerning the Shares. Except as set forth below or described in "The Offer--Certain Effects of the Offer" in this offer and the issuance of shares of class A common stock pursuant to the merger, neither we nor any of our executive officers or directors has engaged in any transaction involving Shares of class A common stock during the 60 days before the date of this offer to purchase. On November 19, 2001, 1,418 shares of Old ARAMARK class B common stock that were beneficially owned by William Leonard were transferred in two equal portions as gifts to family members. On November 30, 2001, 5,900 shares of Old ARAMARK class B common stock that were beneficially owned by Joseph Neubauer were transferred as a donation to a charity.

   Except for the agreement with Joseph Neubauer, our chairman and chief executive officer, described in this paragraph, the pledge of shares in connection with certain borrowings by the Company's executive officers and directors, the agreement with the 401(k) plans and the agreements described in the immediately succeeding paragraph, neither the Company nor, to its knowledge, any of its executive officers or directors or affiliates, is a party to any agreement, arrangement or understanding, whether or not legally enforceable, with respect to any of our securities. In exchange for Mr. Neubauer's agreement to relinquish certain rights under his employment agreement, we have entered into a registration rights agreement with Mr. Neubauer and certain related parties. Under the registration rights agreement, we have granted Mr. Neubauer and those related parties three demand rights and unlimited piggyback registration rights. Mr. Neubauer and those related parties may exercise demand registration rights with respect to their Shares of common stock for which restricted periods have expired or do not apply, at any time after 360 days from the pricing of the public offering and with respect to all of their Shares at any time after 540 days from the pricing of the public offering or, subject to the prior consent of Goldman, Sachs & Co. and J.P. Morgan Securities Inc., at any time after 180 days and before 360 days after the public offering. In addition, Mr. Neubauer's estate may exercise demand registration rights with respect to his Shares of common stock in certain limited circumstances at any time after 180 days and before 360 days after the pricing of the public offering. Mr. Neubauer and those related parties also have unlimited piggyback registration rights with respect to their Shares of common stock for which restricted periods have expired or do not apply, that commence on the 181st day after the pricing of the public offering. The provisions of the registration rights agreement with Mr. Neubauer will not override the applicable transfer restrictions in our certificate of incorporation. Further, as part of this arrangement with Mr. Neubauer, our board of directors approved the transfer by Mr. Neubauer of up to
1.5 million Shares of class A common stock to charitable organizations and the conversion of such Shares into shares of unrestricted class B common stock. Such transfer is an exception to the lock-up arrangement with the underwriters in connection with the public offering. Mr. Neubauer is making the contributions in connection with the proposed transactions for personal tax planning purposes.

   In connection with our initial public offering of unrestricted class B common stock, we and certain of our stockholders entered into agreements with the underwriters of our initial public offering which provide that, without the consent of such underwriters, prior to June 9, 2002, we and such stockholders will not offer to sell, contract to sell, sell or otherwise dispose of, or announce the offering of any shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock or enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of the common stock, other than certain transfers and issuances permitted under the agreements with our underwriters, and that, without the consent of such underwriters, prior to June 9, 2002, we and such stockholders will not enter into voting, tender or like agreements or arrangements related to a business combination approved by our board of directors.

   On December 10, 2001, in accordance with exemptive relief received from the SEC, we entered into an agreement with the 401(k) plans to acquire 10% of the class A common stock held by the 401(k) plans for a price of $23 per Share, which equaled our IPO price. In this agreement, the trustee of the 401(k) plans agreed not to tender Shares of class A common stock in the offer. If the tender offer price is higher than the IPO price, we will either make an additional payment to the trustee of the 401(k) plans for the difference on the expiration date or we will return a portion of the Shares sold to us by the 401(k) plans so that the effective price per Share we pay under the agreement with the 401(k) plans equals the tender offer price.

   As of December 14, 2001, our directors and executive officers owned beneficially and of record in the aggregate approximately 30.2% of the outstanding Shares of class A common stock. The following table sets forth certain information regarding beneficial ownership of our class A common stock as of December 14, 2001 by each of our named executive officers, each director, and all current directors and executive officers as a group.

                                                             Shares Beneficially
                                                                    Owned
-                                                            -------------------
Name of Beneficial Owner                                      Shares (1)    %
------------------------                                     ----------    ----
Joseph Neubauer(2).......................................... 28,813,592   17.3
Lawrence T. Babbio, Jr......................................    140,000      *
Patricia C. Barron..........................................    248,100      *
Robert J. Callander.........................................    544,576      *
Leonard S. Coleman, Jr......................................     64,000      *
Ronald R. Davenport.........................................    204,000      *
Edward G. Jordan............................................    630,000      *
Thomas H. Kean..............................................    786,000      *
James E. Ksansnak...........................................  4,325,654    2.6
James E. Preston............................................    900,000      *
Karl M. von der Heyden......................................     30,000      *
William Leonard.............................................  4,298,226    2.6
L. Frederick Sutherland.....................................  3,665,172    2.2
Brian G. Mulvaney...........................................  2,097,644    1.3
John J. Zillmer.............................................    955,126      *
Bart J. Colli...............................................    127,500      *
All directors and executive officers as a group (22 persons) 50,748,774   30.2

--------
(1) The share amounts for each of the beneficial owners listed include shares issuable upon the exercise of stock purchase opportunities and options that are exercisable within 60 days of December 14, 2001 in the following amounts: 90,000 shares by Mr. Neubauer, 60,000 shares by Mr. Babbio, 141,894 shares by Ms. Barron, no shares by Mr. Callander, 24,000 shares by Mr. Coleman, no shares by Mr. Davenport, no shares by Mr. Jordan, no shares by Mr. Kean, no shares by Mr. Ksansnak, no shares by Mr. Preston, 30,000 shares by Mr. von der Heyden, 126,000 shares by Mr. Leonard, 75,000 shares by Mr. Sutherland, 446,500 shares by Mr. Mulvaney, 90,500 shares by Mr. Zillmer, 49,500 shares by Mr. Colli, 1,282,994 shares by all directors and executive officers as a group, and 9,341,504 shares by all employees, directors and employee benefit plans as a group.
(2) This number of shares includes 26,361,960 shares held by Mr. Neubauer in his individual capacity and 2,361,632 shares held by The Neubauer Family Foundation of which Mr. Neubauer is the sole trustee and has sole power to vote and dispose or direct a disposition of such shares. This number of shares does not include shares held by certain trusts for the benefit of family members with respect to which Mr. Neubauer has no voting or dispositive power and disclaims beneficial ownership.
*  Less than 1%.

   Our chairman and chief executive officer, Joseph Neubauer, all of our other executive officers and a majority of our other directors have indicated that they each intend to tender at least 10% of their Shares in the offer.

   12. Legal Matters; Regulatory Approvals. We are not aware of any license or regulatory permit that we believe is material to our business that might be adversely affected by our acquisition of Shares as contemplated in this offer to purchase or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, other than any approvals already obtained, that would be required for the acquisition or ownership of Shares as contemplated in this offer to purchase. Should any such approval or other action be required, we will make a good faith effort to obtain it. We cannot predict whether we will be required to delay the acceptance for payment of, or payment for, Shares tendered pursuant to the offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligations under the offer to accept for payment and pay for Shares are subject to certain conditions. See Section 5.

   13. U.S. Federal Income Tax Considerations. The following summary describes the material U.S. federal income tax consequences of participating in the tender offer as of the date hereof. Except where noted, it deals only with Shares of class A common stock held as capital assets and does not address all aspects of U.S.

federal income taxation that may be relevant to a particular stockholder in light of its personal circumstances or to stockholders subject to special treatment under the United States federal income tax laws, including:

   . dealers in securities or currencies,
   . financial institutions,
   . tax-exempt entities,
   . life insurance companies,
   . persons holding our stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, . traders in securities that elect to use a mark-to-market method of accounting for their securities holdings,
   . corporations that accumulate earnings to avoid federal income tax, and . persons subject to the alternative minimum tax.

   Furthermore, this discussion does not address any state, local or foreign tax consequences of the tender offer.

   If a partnership holds our Shares of class A common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Shares of class A common stock, you should consult your tax advisor.

   This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below. Persons considering tendering Shares of class A common stock should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

   Consequences to U.S. Holders. The following is a summary of the U.S. federal income tax consequences that will apply to you if you are a "U.S. holder."

   As used herein, a U.S. holder means a beneficial owner of Shares of our class A common stock that is (i) a citizen or resident of the United States,
(ii) a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or
(iv) a trust (X) that is subject to the supervision of a court within the Untied States and the control of one or more U.S. persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

   Capital gains vs. dividend treatment. Proceeds received by you in the tender offer will be treated as received on the sale or exchange of the Shares of class A common stock tendered only if you satisfy section 302 of the Code, in which case, you will recognize gain or loss equal to the difference between the cash received and your tax basis in the Shares of class A common stock tendered. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if you have held those Shares for more than one year at the time the Shares are accepted for purchase. For this purpose, your holding period for Shares of our class A common stock will include your holding period for the shares of Old ARAMARK common stock you surrendered in the merger. Because your tax basis in the Shares of class A common stock may vary, your choice as to which Shares to tender may affect the amount of capital gain or capital loss that you would recognize. The maximum tax rate on long-term capital gains for individual taxpayers is 20%. The deductibility of capital losses is subject to limitations. You should consult your own tax adviser concerning the tax basis of your Shares and the treatment of capital gains and losses.

   If you fail to satisfy the requirements of section 302 of the Code, the cash received in the tender offer, without regard to gain or loss, would be treated as a dividend taxable as ordinary income to the extent of our earnings and profits. The maximum tax rate on ordinary income for individuals will be 38.6% in 2002. If the proceeds are treated as a dividend, you would not be able to deduct your tax basis for the Shares sold. However, the tax basis for the tendered Shares would be added to the basis of your remaining Shares. You would also not be permitted to recognize any loss on the sale. Corporate stockholders who receive a dividend may be eligible to claim a dividends-received deduction if the proceeds are treated as a dividend, and may be subject to the "extraordinary dividend" provisions of the Code.

   Requirements for sale or exchange treatment. Your sale of Shares of class A common stock in the tender offer will satisfy section 302 of the Code if the redemption is "not essentially equivalent to a dividend," meaning that the redemption results in a "meaningful reduction" in your proportionate stock interest in ARAMARK after the tender offer as compared with your interest immediately before the merger. Although the merger, the initial public offering and the tender offer have been undertaken pursuant to an overall plan, it is possible that the Internal Revenue Service could take the position that they are not integrated transactions, in which case you may be less likely to experience a "meaningful reduction."

   In determining whether you satisfy the "meaningful reduction" test, you must take into account not only the stock that you actually own, but also any stock you are deemed to own under the constructive ownership rules of section 318 of the Code. Under section 318, you are deemed to own:

   . stock owned, directly or indirectly, by or for your spouse, children, grandchildren and parents;

   . stock owned, directly or indirectly, by corporations in which you own 50% or more of the stock, partnerships, estates or certain trusts, in proportion to your interest in each entity;

   . if you are an entity, stock owned, directly or indirectly, by your partners, beneficiaries or 50% or greater stockholders, as the case may be; and

   . stock that you may acquire by exercise of vested options (including purchase opportunities).

   The determination of whether you have a "meaningful reduction" is made on a stockholder-by-stockholder basis and depends upon the facts and circumstances, including changes in your relative voting power and participation in dividends and on liquidation. The Internal Revenue Service has issued a ruling that a stockholder who exercised no meaningful control over corporate affairs satisfied the "meaningful reduction" test where its proportionate interest in a public company (including its voting power, dividend participation and rights on liquidation) was reduced from .0001118% to .0001081% (a 3.3% reduction).

   If you are a former holder of shares of Old ARAMARK class B common stock and tender Shares in the tender offer, you will have a reduction in each aspect of your proportionate interest in ARAMARK compared with your interest in Old ARAMARK prior to the merger, assuming you do not actually or constructively acquire additional shares of ARAMARK stock in, or following, the initial public offering. As a result, the proceeds of the tender offer that you receive should be eligible for capital gain or loss treatment.

   If you are a former holder of Old ARAMARK class A common stock and tender Shares in the tender offer, assuming you do not actually or constructively acquire additional shares of ARAMARK stock in, or following, the initial public offering, you will have a reduction in your proportionate interest in dividends and rights on liquidation in ARAMARK compared with your interest in Old ARAMARK prior to the merger. However, because you received 20 shares of class A common stock for each share of Old ARAMARK class A common stock surrendered in the merger, you would have an increase in your voting power relative to your voting power in Old ARAMARK. As a result, the Internal Revenue Service might take the position that you do not satisfy the "meaningful reduction" test and that the proceeds of the tender offer that you receive should be treated as a dividend. In order to reduce your voting power in ARAMARK relative to your voting power in Old ARAMARK and to reduce the risk that your tender offer proceeds are treated as a dividend, you may elect, pursuant to the letter of transmittal, to convert your Shares of class A-1 common stock into shares of restricted class B-1 common stock immediately following the tender offer. If you are seeking dividend treatment, you should be aware that even if you do not elect to convert Shares, the Internal Revenue

Service might take the position that you satisfy the "meaningful reduction" test and the proceeds of the tender offer that you receive should be treated as capital gain or loss, rather than as a dividend. If you are a former holder of shares of Old ARAMARK class A common stock and you are considering tendering and/or converting Shares, you should consult your own tax adviser regarding the risk of the proceeds being taxable as a dividend.

   You should consult your own tax adviser regarding the application of the "meaningful reduction" test, including constructive ownership rules, in your particular situation.

   U.S. Consequences to Non-U.S. Holders. The following discussion applies to holders who are not U.S. holders. Special rules may apply to you if you are a "controlled foreign corporation," "passive foreign investment company," "foreign personal holding company" or a U.S. expatriate. You should also refer to Q9, "What will be the tax consequences of selling stock in the tender offer?", in the "Questions and Answers for Management Stockholders; Summary Term Sheet" included in this offer which briefly describes non-U.S. tax consequences.

   Proceeds treated as received in a sale or exchange. If the proceeds received by you in the tender offer satisfy the requirements of section 302 of the Code for sale or exchange treatment (as described above in "Consequences to U.S. Holders--Requirements for sale or exchange treatment"), you generally will not be subject to U.S. federal income tax with respect to gain recognized unless:

   . the gain is effectively connected with your trade or business in the United States, and, where a tax treaty applies, is attributable to your United States permanent establishment,

   . you are an individual and hold the Shares of class A common stock as capital assets, you are present in the United States for 183 or more days in the taxable year of the tender offer and certain other conditions are met; or

   . we are or have been a "U.S. real property holding corporation" for U.S.
     federal income tax purposes.

   If you are described in the first bullet point above you will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. If you are described in the second bullet point above you will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses (even though you are not considered a resident of the U.S.). If you are a non-U.S. holder that is a foreign corporation and fall under the first bullet point above, you will be subject to tax on your gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% (or lower applicable treaty rate) of your effectively connected earnings and profits. We believe we are not and do not presently anticipate becoming a "U.S. real property holding corporation" for U.S. federal income tax purposes.

   Proceeds treated as a dividend. If the proceeds received by you in the tender offer do not satisfy the requirements of section 302 of the Code (as described above in "Consequences to U.S. Holders--Requirements for sale or exchange treatment") and are treated as a dividend, you will generally be subject to withholding of U.S. federal income tax at a 30% rate (or lower applicable treaty rate). However, dividends that are effectively connected with your conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to your United States permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by you if you are a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or lower applicable treaty rate).

   If you wish to claim the benefit of an applicable treaty rate (and avoid backup withholding as discussed below) for dividends, you will be required to:

   . complete Internal Revenue Service Form W-8BEN (or successor form) and certify under penalty of perjury, that you are not a U.S. person; or

   . hold the stock through certain foreign intermediaries or certain foreign partnerships, and satisfy the certification requirements of applicable Treasury regulations.

   Special certification requirements apply to certain non-U.S. holders that are entities rather than individuals.

   If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

   Information Reporting and Backup Withholding. U.S. holders. In general, payments received by you in the tender offer will be subject to information reporting, and will be subject to backup withholding if you are a non-corporate holder who:

   . fails to provide an accurate taxpayer identification number;

   . is notified by the Internal Revenue Service regarding a failure to report all interest or dividends required to be shown on its federal income tax returns; or

   . in certain circumstances, fails to comply with applicable certification requirements.

   Non-U.S. holders. In general, payments received by non-U.S. holders that are treated as received on a sale or exchange will not be subject to information reporting, but payments that are treated as a dividend will be subject to information reporting. If you are a non-U.S. holder you will be required to establish your exemption from information reporting and backup withholding by certifying your status on Internal Revenue Service Form W-8BEN.

   Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

   14. Fees and Expenses. We will not pay any fees or commissions to any broker or dealer or any other person for soliciting tenders of Shares pursuant to the offer.

   15. Miscellaneous. We are not aware of any jurisdiction in which the making of the offer or the acceptance for payment of Shares in connection with the offer would not be in compliance with the laws of such jurisdiction. If we become aware of any jurisdiction where the making of the offer would not be in compliance with such laws, we will make a good faith effort to comply with such laws or seek to have such laws declared inapplicable to the offer. If after a good faith effort we cannot comply with any such laws, we will not make the offer to, nor will we accept tenders from or on behalf of, holders of Shares in any such jurisdictions.

ARAMARK Corporation
December 17, 2001

   Any questions and requests for assistance may be directed to our telephone numbers and address listed below. Additional copies of this offer to purchase or the letters of transmittal also may be obtained from us.

          ARAMARK Corporation                  ARAMARK Corporation
     Shareholder Customer Service                 ARAMARK Tower
      1-888-966-9637 (toll-free)                1101 Market Street
215-985-6954 (international and direct)       Philadelphia, PA 19107
                                        Attention: Tender Offer Processing
                                                Group--29th Floor

                               December 17, 2001

                                    Form of
                             Letter of Transmittal

                                   To Tender
           Shares of Class A-1, Class A-2 and Class A-3 Common Stock
          (together with associated Preferred Stock Purchase Rights)

                                      of

                              ARAMARK Corporation

                       Pursuant to the Offer to Purchase
                            dated December 17, 2001

                                      by

                              ARAMARK Corporation


          THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, PHILADELPHIA TIME, ON JANUARY 25, 2002, UNLESS THE OFFER IS EXTENDED.


                        The Recipient for the Offer is:

                              ARAMARK Corporation
                                 ARAMARK Tower
                              1101 Market Street
                            Philadelphia, PA 19107
                      Attention: Tender Offer Processing
                               Group--29th Floor

   Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery.

   The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. Questions and requests for assistance or for additional copies of the Offer to Purchase, this Letter of Transmittal or other tender offer materials may be directed to Shareholder Customer Service at 1-888-966-9637 (toll-free) or 215-985-6954 (international and direct).

   The portion of this Letter of Transmittal relating to the conversion of Shares should be completed by stockholders electing to convert Shares of Class A-1 Common Stock into Shares of restricted Class B-1 Common Stock. The conversion of Shares is not required, but may be beneficial to certain stockholders for tax planning or other reasons, as described in "The Offer--U.S. Federal Income Tax Considerations" of the Offer to Purchase.

   Ladies and Gentlemen:

   The undersigned hereby tenders to ARAMARK Corporation, a Delaware corporation ("ARAMARK"), the shares of Class A-1, Class A-2 and Class A-3 Common Stock, par value $0.01 per share ("Class A Common Stock") described in the Letter of Transmittal Worksheet (the "Worksheet"), which Worksheet is included herein and made a part hereof, including the associated Preferred Stock Purchase Rights (the "Rights" and, together with the Class A Common Stock, the "Shares"), of ARAMARK at a purchase price of $23 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 17, 2001 (the "Offer to Purchase") and in this Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"). In addition, if so indicated on the Worksheet, the undersigned hereby converts the herein described Shares of Class A-1 Common Stock into shares of restricted Class B-1 Common Stock.

   Subject to, and effective upon, acceptance for payment for the Shares tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, ARAMARK all right, title and interest in and to all of the Shares that are being tendered hereby and any and all dividends, distributions (including additional Shares) or rights declared, paid or issued with respect to the tendered Shares on or after the date hereof and payable or distributable to the undersigned on a date prior to the transfer on ARAMARK's stock transfer records of the Shares tendered herewith (collectively, a "Distribution"), and appoints ARAMARK the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and any Distribution) with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to transfer ownership of such Shares (and any Distribution) in accordance with the terms and subject to the conditions of the Offer.

   The undersigned hereby represents and warrants that (a) the undersigned has full power and authority to tender, sell, assign and transfer the Shares (and any Distribution) tendered hereby and (b) when the Shares are accepted for payment by ARAMARK, ARAMARK will acquire good, marketable and, following the release of any liens on the Shares by lending institutions as contemplated by the Offer to Purchase, unencumbered title to the Shares (and any Distribution), free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claim. The undersigned, upon request, will execute and deliver any additional documents deemed by ARAMARK to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby (and any Distribution). In addition, the undersigned shall promptly remit and transfer to ARAMARK any and all Distributions in respect of the Shares tendered hereby, accompanied by appropriate documentation of transfer; and pending such remittance or appropriate assurance thereof, ARAMARK will be, subject to applicable law, entitled to all rights and privileges as owner of any such Distribution and may withhold the entire purchase price or deduct from the purchase price the amount or value thereof, as determined by ARAMARK in its sole discretion.

   As discussed in the Offer to Purchase under "U.S. Federal Income Tax Considerations", holders of Old ARAMARK Class A Shares may wish to convert their Shares of Class A-1 Common Stock into shares of restricted Class B-1 Common Stock in connection with the Offer. If the undersigned has elected to convert its Shares of Class A-1 Common Stock into restricted Class B-1 Common Stock by checking Box #4 in Section A of the Worksheet, then (a) this executed Letter of Transmittal will constitute notice of the undersigned's desire so to convert such Shares of Class A-1 Common Stock pursuant to ARAMARK's amended and restated certificate of incorporation and (b) the undersigned hereby represents and warrants that the undersigned has full power and authority to convert the Shares converted hereby. The undersigned, upon request, will execute and deliver any additional documents deemed by ARAMARK to be necessary or desirable to complete the conversion of the Shares converted hereby.

   The undersigned understands that certain arrangements regarding a collateral swap with or the tender of shares pledged to Wachovia Bank or under ARAMARK's deferred payment program have been approved by the applicable lenders. The undersigned, by making elections on this Letter of Transmittal, hereby authorizes ARAMARK to take these approved actions. See "The Offer--Procedures for Tendering Shares" of the Offer to Purchase.

   The undersigned understands and acknowledges that there can be no assurance that his or her actual tax basis is as reflected in ARAMARK's records or that swapping Shares that are pledged to lenders will have a beneficial tax effect for the undersigned. The undersigned hereby agrees to release and hold harmless ARAMARK and its directors, officers, employees and agents from the tax and other consequences of any collateral swap or tender effected pursuant to this Letter of Transmittal.

   All authority herein conferred or agreed to be conferred shall not be affected by and shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

   Tenders of Shares made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable except that they may be withdrawn after February 13, 2002, unless theretofore accepted for payment as provided in the Offer to Purchase. See "The Offer--Withdrawal Rights" of the Offer to Purchase.

   The undersigned understands that tenders of Shares pursuant to any of the procedures described in "The Offer--Procedures for Tendering Shares" of the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and ARAMARK upon the terms and subject to the conditions set forth in the Offer, including the undersigned's representation that the undersigned owns the Shares being tendered.

   The undersigned understands that if pledged Shares are being tendered in accordance with the instructions to this Letter of Transmittal, the purchase price will be sent to the lender as described in the instructions, and that in all other cases ARAMARK will issue a check for the purchase price in the name(s) of the registered holder(s) and will mail the check for the purchase price to the address(es) of the registered holder(s) appearing in ARAMARK's stock records.



                                   SIGN HERE

 Registration Name: ___________________________________________________________
                (Print from Center Box on Shares Owned Report)
 Holder ID:  __________________________________________________________________
            (Print from Upper Right Corner of Shares Owned Report)

 X_____________________________________________________________________________

 X_____________________________________________________________________________
                          (Signature(s) of Holder(s))

 Dated:________________________________________________________________________
 (Must be signed by the registered holder(s) exactly as name(s) appear(s) in the center box on the Shares Owned Report representing tendered Shares. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information and see Instruction 3.)

 Name(s) ______________________________________________________________________
 Name of Firm__________________________________________________________________
                                 (Please Print)

 Capacity (full title)_________________________________________________________

                                 INSTRUCTIONS

             Forming Part of The Terms and Conditions of The Offer

   1. Completing and Delivering the Letter of Transmittal. In order to validly tender the shares of Class A-1, Class A-2 and Class A-3 Common Stock you own:

   [_] Complete the Letter of Transmittal Worksheet and insert it in the Letter of Transmittal,

   [_] If you are a U.S. person, complete and sign the enclosed Substitute Form
       W-9 and insert it in the Letter of Transmittal. If you are not a U.S. person, complete and sign the enclosed Form W-8BEN and insert it into the Letter of Transmittal,

   [_] Sign the Letter of Transmittal, and

   [_] ARAMARK MUST RECEIVE, at its address set forth on the cover of this letter of transmittal, your completed Letter of Transmittal on or before 12:00 noon, Philadelphia time, on January 25, 2002.

For information about how to complete your Letter of Transmittal, see instruction 2 below:

   THE METHOD BY WHICH YOU DELIVER YOUR COMPLETED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK. WE RECOMMEND THAT YOU USE THE ENCLOSED RETURN ENVELOPE. IF YOU ARE LOCATED OUTSIDE THE UNITED STATES, YOU SHOULD DELIVER YOUR LETTER OF TRANSMITTAL TO THE ARAMARK CONTROLLER IN YOUR COUNTRY, WHO WILL PROMPTLY FORWARD IT TO ARAMARK. YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE THAT THE LETTER OF TRANSMITTAL WILL BE RECEIVED BY ARAMARK ON OR BEFORE THE EXPIRATION DATE.

   To confirm that we have received and processed your letter of transmittal, call Shareholder Customer Service at 1-888-966-9637 (toll-free) or 215-985-6954 (international and direct). Please have your Holder ID number ready. Operators will be available Monday through Friday from 9:00 a.m. to 5:00 p.m., Philadelphia time.

   2. How to Complete the Letter of Transmittal Worksheet. To complete the Worksheet, you may use the printed copy enclosed with the tender offer materials or you may use the ARAMARK exercise wizard on the ARAMARK Shareholder Services Online (SSO) website at http://sso.thestarnet.com/sms/. For additional printed copies of the Worksheet, call Shareholder Customer Service at 1-888-966-9637 (toll-free) or 215-985-6954 (international and direct).

   To access the SSO website, go to the SSO website on the Internet at http://sso.thestarnet.com/sms/, then log on by entering:

    . Your SSO account number (Holder ID#), which you can find on the enclosed Shares Owned Report, and

    . Your PIN, a 16-digit personal identification number that was mailed to you in late November. (Can't find your PIN or account number? Call Shareholder Customer Service at 1-888-966-9637 (toll-free) or 215-985-6954 (international and direct).)

Then click on the Tender Offer Wizard icon. You can generally access SSO 24 hours a day, seven days a week, except for maintenance periods. Once you have completed the forms in the Wizard, print them out, insert them in your Letter of Transmittal and submit the Letter of Transmittal in the enclosed pre-addressed envelope.

   3. Signatures on Letter of Transmittal. This Letter of Transmittal must be signed by each of the registered holder(s) of the Shares tendered hereby, and the signature(s) must correspond with the name(s) as written on the Shares Owned Report representing the Shares. If any of the Shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal. If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in fact, officer of a corporation or other person acting as a fiduciary or in representative capacity, such person should so indicate when signing, and proper evidence satisfactory to ARAMARK of the authority of such person so to act must be submitted.

   4. Inadequate Space. If the space provided herein is inadequate, attach an additional piece of paper with the information.

   5. Stock Transfer Taxes. ARAMARK will pay or cause to be paid any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer.

   6. Pledged Shares--Collateral Swap. A collateral swap is an exchange of Shares that are pledged with Shares that are not currently pledged on a Share-for-Share basis. The swap does not change the total number of Shares you own or the total number of Shares that are pledged. Since different shares may have different tax bases, a swap may affect taxes payable if you sell any Shares.

   If you wish to have ARAMARK identify those Shares which are pledged and which have a higher adjusted tax basis (according to ARAMARK's records) than unpledged Shares and "swap" them on your behalf, simply check the box provided in the Worksheet. You may do a collateral swap in this manner only for Shares pledged to Wachovia Bank (formerly First Union) or for Shares pledged pursuant to an ARAMARK deferred payment obligation. Shares may only be swapped within a single account; you may not swap Shares between different accounts.

   We cannot assure you that your actual tax basis is as reflected in ARAMARK's records or that swapping Shares will have a beneficial tax effect for you. You should consult with your tax advisor.

   If you wish to select the Shares you wish to swap yourself, of if you wish to do a collateral swap with Shares pledged to another financial institution, then you must supply to ARAMARK specific instructions requesting the swap transaction accompanied by a letter from the financial institution authorizing the swap, and both the requesting instructions and the authorizing letter must be in form and substance acceptable to ARAMARK. For further information, contact Shareholder Customer Service at 1-888-966-9637 (toll-free) or 215-985-6954 (international and direct). We cannot assure you that your lending institution will provide an authorizing letter for a collateral swap in form and substance satisfactory to ARAMARK, or that any such authorizing letter will be provided on a timely basis to allow you to participate in the offer.

   7. Pledged Shares--Tender. If you wish to (a) tender Shares that are pledged to secure a borrowing from Wachovia Bank (formerly First Union) or an ARAMARK deferred payment obligation, (b) have the purchase price sent to the lender to be applied against your loan or obligation in accordance with the terms of your loan, and (c) instruct the lender to forward to you any proceeds in excess of the outstanding obligation, simply check the box provided in the Worksheet. You may tender pledged Shares in this manner only for Shares pledged to Wachovia Bank (formerly First Union) or for Shares pledged pursuant to an ARAMARK deferred payment obligation.

   If you wish to tender Shares with different directions for the application of the purchase price, or if you wish to tender Shares pledged to another financial institution, then you must supply to ARAMARK specific instructions as to the application of the purchase price accompanied by a letter from the financial institution authorizing the release of the pledge, and both the requesting instructions and the authorizing letter must be in form and substance acceptable to ARAMARK. For further information, contact Shareholder Customer Service at 1-888-966-9637 (toll-free) or 215-985-6954 (international and direct). We cannot assure you that your lending institution will provide an authorizing letter to release pledged Shares in form and substance satisfactory to ARAMARK, or that any such authorizing letter will be provided on a timely basis to allow you to participate in the offer.

   8. Change of Address. If you wish to change your address as listed on our stock records, you may do so at the SSO website or submit a change of address card, which may be obtained by calling Shareholder Customer Service at 1-888-966-9637 (toll-free) or 215-985-6954 (international and direct).

   9. No Special Payment or Delivery Instructions. Except as provided under "Pledged Shares--Tender" above, ARAMARK will not accept or process any special instructions for payment or delivery of the purchase price. ARAMARK will issue a check for the purchase price in the name(s) of the registered holder(s) and will mail the check for the purchase price to the address(es) of the registered holder(s) appearing in ARAMARK's stock records. If you wish to change your address, see "Change of Address" above.

   10. Waiver of Conditions. The conditions of the Offer may be waived by ARAMARK in whole or in part at any time and from time to time in its sole discretion.

   11. Requests for Assistance or Additional Copies. Any questions or requests for assistance may be directed to Shareholder Customer Service at 1-888-966-9637 (toll-free) or 215-985-6954 (international and direct) or to ARAMARK at the address set forth on the front page of this Letter of Transmittal. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal, the Worksheet or other tender offer materials may also be directed to Shareholder Customer Service at 1-888-966-9637 (toll-free) or 215-985-6954 (international and direct) or to ARAMARK at the address set forth on the front page of this Letter of Transmittal, and such copies will be furnished promptly at ARAMARK's expense.

   12. Backup Withholding; Substitute Form W-9 and W-8BEN. If you are a U.S. stockholder or other U.S. payee, you must fill out the Substitute Form W-9 that is included with the Letter of Transmittal you received. If you are a non-U.S. stockholder or other non-U.S. payee, you must fill out the Form W-8BEN that is included with the Letter of Transmittal you received. If you do not complete either a Form W-9 (or substitute) or a Form W-8BEN, you may be subject to backup withholding of up to 30% of the gross proceeds paid to you pursuant to the offer. If you have been informed by the IRS that you are subject to backup withholding or in certain other circumstances you fail to comply with certification requirements, you may be subject to U.S. federal backup withholding even if you fill out the appropriate form. You should consult with your tax adviser regarding your qualification for exemption from backup withholding.

                        LETTER OF TRANSMITTAL WORKSHEET
Registration Name: ____________________________________________________________
                (Print from Center Box on Shares Owned Report)
Holder ID: ____________________________________________________________________
            (Print from Upper Right Corner of Shares Owned Report)

                                   SECTION A

Instructions: Read each Box description carefully and check the Box(es) that apply to you.

Box #1: If you wish ARAMARK to select your shares for tender

[_] If you want ARAMARK to select the shares to be sold, check this Box #1 and fill in the following box
                                  [        %   ]
      the percentage (not greater than 13%) of shares that you own (including any shares you purchased during the 12/15/01 through 1/15/02 exercise period) that you wish to sell in the Tender Offer. If you fill in a percentage higher than 13%, you will be deemed to have elected to tender 13% of your shares. ARAMARK will automatically select shares with the highest Adjusted Tax Basis (according to ARAMARK's records), apportioned equally from among Class A-1, A-2, and A-3. ARAMARK will include pledged shares only if you have also checked Box #3. Alternatively, you may make your own selection of shares to be sold by completing Section B. Be sure to insert in the box the percentage of shares up to 13% that you wish to sell.

Box #2: If you wish to swap collateral

[_] If you want ARAMARK to swap unpledged shares for shares pledged to Wachovia Bank (formerly First Union) or for shares pledged for an ARAMARK deferred payment obligation on your behalf, then check this Box #2. This means ARAMARK will identify any such pledged shares that have a higher Adjusted Tax Basis (according to ARAMARK's records) than unpledged shares that you own, and will "swap" them. This may lower your taxable gain upon the sale, without triggering an immediate, mandatory loan payoff that would have resulted had you sold pledged shares instead of swapping them for unpledged shares.

Box #3: If you wish to sell PLEDGED shares

[_] If you wish to include in your sale shares pledged to Wachovia Bank (formerly First Union) or pledged for an ARAMARK deferred payment obligation, check this Box #3. By checking this box, you are authorizing ARAMARK to select such pledged shares for sale and to send your sale proceeds to the lender to be applied against your loan or obligation. The lender will then send you any remaining proceeds after the loan or obligation is paid in full. Pledged shares include those shares that are pledged after any collateral swap that you may have authorized by checking Box #2, and not those shares that are no longer pledged as a result of a collateral swap. ARAMARK will select pledged shares for sale only if you do not have a sufficient number of unpledged shares available for sale with an equal or higher Adjusted Tax Basis (according to ARAMARK's records).

Box # 4: If you are a former holder of old class A common stock (does not apply to employee shareholders)

[_] Check this box if you wish to direct ARAMARK to convert all of the shares of class A-1 common stock registered in your name and that are not accepted in the tender offer into an equal number of shares of restricted class B-1 common stock.

Please note that there can be no assurance that your Adjusted Tax Basis is as reflected in ARAMARK's records or that swapping shares that are pledged to lenders will have a beneficial tax effect for you. By signing the Letter of Transmittal, you acknowledge that you understand the preceding sentence and you agree to release and hold harmless ARAMARK and its directors, officers, employees and agents from the tax and other consequences of any collateral swap or tender effected pursuant to the Letter of Transmittal and this Worksheet.

IMPORTANT NOTE:

 . If you did not check Box #1 authorizing ARAMARK to select your shares for sale, then you must complete Section B (see the following pages).
 . If you did check Box #1, DO NOT complete Section B. Your Transmittal
   Worksheet is complete. Just mail it in the enclosed return envelope along with your signed Letter of Transmittal and completed W-8BEN or W-9 form.

                    STOP HERE IF YOU CHECKED BOX #1 ABOVE.
--------------------------------------------------------------------------------
Help: Call Shareholder Customer Service at 1-888-966-9637 (toll-free) or 215-985-6954 (international and direct)

                                   SECTION B

Complete this Section B only if you did not check Box #1 in Section A.

   In Section B, you may select the shares you wish to sell. This Section B can also be found on the Shareholder Services Online (SSO) website. Go to http://sso.thestarnet.com/sms/ and click on Tender Offer Wizard.

   In selecting shares to be tendered, you must comply with the following guidelines:

 . The combined number of shares you select from class A-1, A-2, and A-3 cannot exceed the total number of shares you tender.

 . The number of class A-3 shares cannot exceed 1/3 of the total number of shares you tender.

 . The number of class A-2 shares cannot exceed 1/3 of the total number of shares you tender.

 . The number of class A-1 shares will equal the total number of shares you tender less the number of class A-2 shares and class A-3 shares you tender. All the shares you tender may consist of class A-1 shares.

  Example:


Total Number of Shares Eligible for Tender: 2,600 shs.     Total Number of Shares I Want to Tender: 1,000 shs

Shares I want to tender from class A-3: 1,000/3 = 333 shs.

Shares I want to tender from class A-2: 1,000/3 = 333 shs.

Shares I want to tender from class A-1: 1,000 - 333 - 333
  = 334 shs.

   In order to determine the number of shares you tender of class A-1, A-2 and A-3 stock, you will need to complete the calculations below. Please complete the entire form. If a line item is not applicable to you, please record zero
(0). Alternatively, you can use the Tender Offer Wizard on the SSO website to complete your calculations and print your form.

   If you wish to sell shares that are pledged as collateral for a loan from Wachovia Bank (formerly First Union) or pledged for an ARAMARK deferred payment obligation and have the tender proceeds sent to the lender to be applied against your loan or obligation with instructions to the lender to forward to you any proceeds in excess of the outstanding obligation, then you must direct ARAMARK to do this on your behalf by completing Section A, Box #3. See instruction 7 of the Letter of Transmittal. If you wish to sell shares that are pledged as collateral for a loan to a lender other than Wachovia Bank (formerly First Union), you must follow the guidelines set forth in instruction 7 of the Letter of Transmittal.

                    Part 1: Number of Shares To Be Tendered

       Please note that if you exercise stock purchase opportunities using the stock for stock exchange method, the exact number of shares that you own may vary because of the difference between the estimated fair market value you use in your exercise forms and the actual fair market value on the date your exercise notice is received by ARAMARK. ARAMARK will adjust the number of shares you tender to reflect any such increase or decrease.


 1. Enter the total number of shares you own as listed on the Shares Owned Report (i.e., shares owned prior to the 12/15/01-1/15/02 exercise period).
------------------------------------------------------------------------------------------------------------------

 2. Enter the total number of shares you have purchased pursuant to the exercise of stock purchase opportunities (ISPO, CISPO, SPO) between 12/15/2001 and 1/15/2002.
------------------------------------------------------------------------------------------------------------------

 3. Enter the total number of shares you own at the expiration date of the tender offer (line 1 + line 2).
------------------------------------------------------------------------------------------------------------------

 4. Of the number of shares in line 3, the maximum number of shares I may tender (line 3 x 13%
      rounded down to nearest whole number. Example: 200.88 = 200 shs.).
------------------------------------------------------------------------------------------------------------------

 5. Maximum number of shares I want to tender (Must be less than or equal to the number in line 4).
------------------------------------------------------------------------------------------------------------------

 6. Maximum number of shares I want to tender from class A-3. (You may tender up to  1/3 of the number of shares in line 5, rounded down to nearest whole number. Example: 66.67 = 66 shs.).
------------------------------------------------------------------------------------------------------------------

 7. Maximum number of shares I want to tender from class A-2. (You may tender up to  1/3 of the number of shares in line 5, rounded down to nearest whole number.).
------------------------------------------------------------------------------------------------------------------

 8. Maximum number of shares I want to tender from class A-1. (line 5 less line 6 less line 7).
------------------------------------------------------------------------------------------------------------------

 9. Tender Offer Price per Share.                                                                          $23.00
------------------------------------------------------------------------------------------------------------------

10. Value of shares I want to tender (line 5 x line 9).

              Part 2: Selection of Specific Shares to be Tendered

Please complete Part 2 below to tally the total shares you wish to sell and to select the shares to be sold.

   If you elect to tender more than 10% of your shares: After selecting the shares for sale, you must rank the shares in the order that you want them tendered using sequential numbers beginning with "1" under the column Ranking Order. Shares that you rank first will be tendered first, those ranked second will be tendered next, and so on. If you do not rank the shares on this form, ARAMARK will use the Adjusted Tax Basis (according to our records) to determine the ranking order for you and will tender the highest Adjusted Tax Basis shares first.

                                                                                                      Ranking
                                                           Total Shares Class A-1 Class A-2 Class A-3  Order
--------------------------------------------------------------------------------------------------------------

11. Enter total number of shares I want to tender by
    class (from line 5, line 8, line 7 and line 6).
--------------------------------------------------------------------------------------------------------------

12. Enter number of shares I want to tender by class
    from the shares newly-acquired pursuant to
    exercises of stock purchase opportunities in the
    12/15/2001 - 1/15/2002 exercise period. Of the
    newly-acquired shares, approximately one-third
    will be of each of class A-1, A-2 and A-3.
--------------------------------------------------------------------------------------------------------------

13. Enter number of shares I want to tender by class
    from the shares I owned before the 12/15/2001 -
    1/15/2002 exercise period (line 11 less line 12).
--------------------------------------------------------------------------------------------------------------

14. Select the shares you owned before the 12/15/2001 - 1/15/2002 exercise period from each of the
    Certificate numbers below. The sums of the shares specifically selected must equal the totals in line 13.
--------------------------------------------------------------------------------------------------------------

The information needed to complete this table can be found on your Shares Owned
Report. Since the base certificate was divided into three parts to create new certificates for class A-1, A-2 and A-3 common stock, your certificate numbers run consecutively among classes. (i.e., Class A-1 certificate #15, Class A-2 certificate #16, and Class A-3 certificate #17) and will be identical with the exception of the certificate number and class.

                     Total
                     Shares      A-1                           A-2          A-3      Ranking
     Pledged To     Tendered Certificate#                  Certificate# Certificate#  Order
     ----------------------------------------------------------------------------------------

     ---------------
                             ----------------------------------------------------------------
                             Enter Certificate Numbers Above
                             ----------------------------------------------------------------

                    -------------------------------------------------------------------------
                             Enter # of Shares to be Tendered from Each Certificate.
     ----------------------------------------------------------------------------------------
                     Total
                     Shares      A-1                           A-2          A-3      Ranking
     Pledged To     Tendered Certificate#                  Certificate# Certificate#  Order
     ----------------------------------------------------------------------------------------


     ---------------
                             ----------------------------------------------------------------
                             Enter Certificate Numbers Above
                             ----------------------------------------------------------------

                    -------------------------------------------------------------------------
                             Enter # of Shares to be Tendered from Each Certificate.
     ----------------------------------------------------------------------------------------
                     Total
                     Shares      A-1                           A-2          A-3      Ranking
     Pledged To     Tendered Certificate#                  Certificate# Certificate#  Order
     ----------------------------------------------------------------------------------------

     ---------------
                             ----------------------------------------------------------------
                             Enter Certificate Numbers Above
                             ----------------------------------------------------------------

                    -------------------------------------------------------------------------
                             Enter # of Shares to be Tendered from Each Certificate.
     ----------------------------------------------------------------------------------------

                     Total
                     Shares      A-1                           A-2          A-3      Ranking
     Pledged To     Tendered Certificate#                  Certificate# Certificate#  Order
     ----------------------------------------------------------------------------------------

     ---------------
                             ----------------------------------------------------------------
                             Enter Certificate Numbers Above
                             ----------------------------------------------------------------

                    -------------------------------------------------------------------------
                             Enter # of Shares to be Tendered from Each Certificate.
     ----------------------------------------------------------------------------------------
                     Total
                     Shares      A-1                           A-2          A-3      Ranking
     Pledged To     Tendered Certificate#                  Certificate# Certificate#  Order
     ----------------------------------------------------------------------------------------

     ---------------
                             ----------------------------------------------------------------
                             Enter Certificate Numbers Above
                             ----------------------------------------------------------------

                    -------------------------------------------------------------------------
                             Enter # of Shares to be Tendered from Each Certificate.
     ----------------------------------------------------------------------------------------
                     Total
                     Shares      A-1                           A-2          A-3      Ranking
     Pledged To     Tendered Certificate#                  Certificate# Certificate#  Order
     ----------------------------------------------------------------------------------------

     ---------------
                             ----------------------------------------------------------------
                             Enter Certificate Numbers Above
                             ----------------------------------------------------------------

                    -------------------------------------------------------------------------
                             Enter # of Shares to be Tendered from Each Certificate.
     ----------------------------------------------------------------------------------------
                     Total
                     Shares      A-1                           A-2          A-3      Ranking
     Pledged To     Tendered Certificate#                  Certificate# Certificate#  Order
     ----------------------------------------------------------------------------------------

     ---------------
                             ----------------------------------------------------------------
                             Enter Certificate Numbers Above
                             ----------------------------------------------------------------

                    -------------------------------------------------------------------------
                             Enter # of Shares to be Tendered from Each Certificate.
     ----------------------------------------------------------------------------------------
                     Total
                     Shares      A-1                           A-2          A-3      Ranking
     Pledged To     Tendered Certificate#                  Certificate# Certificate#  Order
     ----------------------------------------------------------------------------------------

     ---------------
                             ----------------------------------------------------------------
                             Enter Certificate Numbers Above
                             ----------------------------------------------------------------

                    -------------------------------------------------------------------------
                             Enter # of Shares to be Tendered from Each Certificate.
     ----------------------------------------------------------------------------------------
                     Total
                     Shares      A-1                           A-2          A-3      Ranking
     Pledged To     Tendered Certificate#                  Certificate# Certificate#  Order
     ----------------------------------------------------------------------------------------

     ---------------
                             ----------------------------------------------------------------
                             Enter Certificate Numbers Above
                             ----------------------------------------------------------------

                    -------------------------------------------------------------------------
                             Enter # of Shares to be Tendered from Each Certificate.
     ----------------------------------------------------------------------------------------
                     Total
                     Shares      A-1                           A-2          A-3      Ranking
     Pledged To     Tendered Certificate#                  Certificate# Certificate#  Order
     ----------------------------------------------------------------------------------------

     ---------------
                             ----------------------------------------------------------------
                             Enter Certificate Numbers Above
                             ----------------------------------------------------------------

                    -------------------------------------------------------------------------
                             Enter # of Shares to be Tendered from Each Certificate.
     ----------------------------------------------------------------------------------------
                     Total
                     Shares      A-1                           A-2          A-3      Ranking
     Pledged To     Tendered Certificate#                  Certificate# Certificate#  Order
     ----------------------------------------------------------------------------------------

     ---------------
                             ----------------------------------------------------------------
                             Enter Certificate Numbers Above
                             ----------------------------------------------------------------

                    -------------------------------------------------------------------------
                             Enter # of Shares to be Tendered from Each Certificate.
     ----------------------------------------------------------------------------------------

                     Total
                     Shares      A-1                           A-2          A-3      Ranking
     Pledged To     Tendered Certificate#                  Certificate# Certificate#  Order
     ----------------------------------------------------------------------------------------

     ---------------
                             ----------------------------------------------------------------
                             Enter Certificate Numbers Above
                             ----------------------------------------------------------------

                    -------------------------------------------------------------------------
                             Enter # of Shares to be Tendered from Each Certificate.
     ----------------------------------------------------------------------------------------
                     Total
                     Shares      A-1                           A-2          A-3      Ranking
     Pledged To     Tendered Certificate#                  Certificate# Certificate#  Order
     ----------------------------------------------------------------------------------------

     ---------------
                             ----------------------------------------------------------------
                             Enter Certificate Numbers Above
                             ----------------------------------------------------------------

                    -------------------------------------------------------------------------
                             Enter # of Shares to be Tendered from Each Certificate.
     ----------------------------------------------------------------------------------------
                     Total
                     Shares      A-1                           A-2          A-3      Ranking
     Pledged To     Tendered Certificate#                  Certificate# Certificate#  Order
     ----------------------------------------------------------------------------------------

     ---------------
                             ----------------------------------------------------------------
                             Enter Certificate Numbers Above
                             ----------------------------------------------------------------

                    -------------------------------------------------------------------------
                             Enter # of Shares to be Tendered from Each Certificate.
     ----------------------------------------------------------------------------------------
                     Total
                     Shares      A-1                           A-2          A-3      Ranking
     Pledged To     Tendered Certificate#                  Certificate# Certificate#  Order
     ----------------------------------------------------------------------------------------

     ---------------
                             ----------------------------------------------------------------
                             Enter Certificate Numbers Above
                             ----------------------------------------------------------------

                    -------------------------------------------------------------------------
                             Enter # of Shares to be Tendered from Each Certificate.
     ----------------------------------------------------------------------------------------
                     Total
                     Shares      A-1                           A-2          A-3      Ranking
     Pledged To     Tendered Certificate#                  Certificate# Certificate#  Order
     ----------------------------------------------------------------------------------------

     ---------------
                             ----------------------------------------------------------------
                             Enter Certificate Numbers Above
                             ----------------------------------------------------------------

                    -------------------------------------------------------------------------
                             Enter # of Shares to be Tendered from Each Certificate.
     ----------------------------------------------------------------------------------------
                     Total
                     Shares      A-1                           A-2          A-3      Ranking
     Pledged To     Tendered Certificate#                  Certificate# Certificate#  Order
     ----------------------------------------------------------------------------------------

     ---------------
                             ----------------------------------------------------------------
                             Enter Certificate Numbers Above
                             ----------------------------------------------------------------

                    -------------------------------------------------------------------------
                             Enter # of Shares to be Tendered from Each Certificate.
     ----------------------------------------------------------------------------------------
                     Total
                     Shares      A-1                           A-2          A-3      Ranking
     Pledged To     Tendered Certificate#                  Certificate# Certificate#  Order
     ----------------------------------------------------------------------------------------

     ---------------
                             ----------------------------------------------------------------
                             Enter Certificate Numbers Above
                             ----------------------------------------------------------------

                    -------------------------------------------------------------------------
                             Enter # of Shares to be Tendered from Each Certificate.
     ----------------------------------------------------------------------------------------
                     Total
                     Shares      A-1                           A-2          A-3      Ranking
     Pledged To     Tendered Certificate#                  Certificate# Certificate#  Order
     ----------------------------------------------------------------------------------------

     ---------------
                             ----------------------------------------------------------------
                             Enter Certificate Numbers Above
                             ----------------------------------------------------------------

                    -------------------------------------------------------------------------
                             Enter # of Shares to be Tendered from Each Certificate.
     ----------------------------------------------------------------------------------------

If you need space for additional entries, then make copies of this page and attach them to this Worksheet.

Return this completed Worksheet with your signed Letter of Transmittal and your complete tax form (Substitute Form W-9 (for U.S. residents) or W-8BEN (for non-U.S. residents)). Please use the enclosed return envelope.

Shareholder Information:

Please enter the following information exactly as it appears on the enclosed Shares Owned Report:


------------------------------------      ------------------------------------
Print Name(s)


------------------------------------      ------------------------------------

------------------------------------      ------------------------------------

------------------------------------      ------------------------------------
Print Addresses(s)


------------------------------------      ------------------------------------
Holder ID Number                          Tax ID


------------------------------------
Date

                       PAYER'S NAME: ARAMARK Corporation

SUBSTITUTE                   Part 1--PLEASE
Form W-9                     PROVIDE YOUR                      -----------------------------------------------------
                             NAME AND TIN IN THE                                       Name
Department of the            BOX AT RIGHT                      -----------------------------------------------------
Treasury                     AND CERTIFY BY                                   Social Security Number
Internal Revenue Service     SIGNING AND                                                OR
                             DATING BELOW.                     -----------------------------------------------------
Payer's Request for Taxpayer                                              Employer Identification Number
Identification Number (TIN)
                             ----------------------------------------------------------------------------------------
                             Part 2--Certification--Under penalties of perjury, I certify that:
                             (1) The number shown on this form is my correct Taxpayer Identification
                                 Number (or I am waiting for a number to be issued to me), and
                             (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal
                                 Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the
                                 IRS has notified me that I am no longer subject to backup withholding,
                                 and
                             (3) I am a U.S. person (including a U.S. resident alien).
                             ----------------------------------------------------------------------------------------
                             Certification Instructions--You must                       Part 3--
                             cross out item (2) above ifyou have been               Awaiting TIN [_]
                             notified by the IRS that you are
                             currently subject tobackup withholding
                             because of under-reporting interest
                             ordividends on your tax return. However,
                             if after being notified bythe IRS that
                             you were subject to backup withholding
                             you receivedanother notification from
                             the IRS that you are no longer subject
                             tobackup withholding, do not cross out
                             item (2).
                             -------------------------------------------------------
Sign Here                    The Internal Revenue Service does not
               (right arrow) require your consent toany provision of
                             this document other than the
                             certificationsrequired to avoid backup
                             withholding.

                             Signature:                           Date:
                                        ------------------------       -------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
              OF UP TO 30% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.

       PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

 YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3
                          OF THE SUBSTITUTE FORM W-9.


            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or
  (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, up to 30% of all reportable payments made to me will be withheld.

              Signature                         Date                    , 20
                        ----------------------       ------------------

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

   Guidelines for Determining the Proper Identification Number for the Payee
(You) to Give the Payer.--Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

--------------------------------------------------------------------------

                                              Give the
                                              SOCIAL SECURITY
For this type of account:                     number of--
--------------------------------------------------------------------------
 1. Individual                                The Individual

 2. Two or more individuals (joint account)   The actual owner of the
                                              account or, if combined
                                              funds, the first individual
                                              on the account(1)

 3. Custodian account of a minor (Uniform     The minor(2)
    Gift to Minors Act)

 4. a.The usual revocable savings trust       The grantor-trustee(1)
      account (grantor is also trustee)
  b.So-called trust account that is not a     The actual owner(1)
    legal or valid trust under state law

 5. Sole proprietorship                       The owner(3)


--------------------------------------------------------------------------

----------------------------------------------------------------------

                                                Give the EMPLOYER
                                                IDENTIFICATION
For this type of account:                       number of--
----------------------------------------------------------------------
 6. Sole proprietorship                         The owner(3)

 7. A valid trust, estate, or pension trust     The legal entity(4)

 8. Corporate                                   The corporation

 9. Association, club, religious, charitable,   The organization
    educational, or other tax-exempt
    organization

10. Partnership                                 The partnership

11. A broker or registered nominee              The broker or nominee

12. Account with the Department of              The public entity
    Agriculture in the name of a public
    entity (such as a state or local
    government, school district, or prison)
    that receives agricultural program
    payments
----------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number of your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2

Obtaining a Number
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, at the local Social Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

Payees Exempt from Backup Withholding
Payees that may be exempt from backup withholding include:
  . A corporation.
  . A financial institution.
  . A dealer in securities or commodities required to register in the United
    States, the District of Columbia, or a possession of the United States.
  . A real estate investment trust.
  . A common trust fund operated by a bank under Section 584(a).
  . An entity registered at all times during the tax year under the Investment
    Company Act of 1940.
  . A middleman known in the investment community as a nominee or custodian.
  . A futures commission merchant registered with the Commodity Futures Trading
    Commission.
  . A foreign central bank of issue.
  . A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends generally exempt from backup withholding include:
  . Payments to nonresident aliens subject to withholding under Section 1441. . Payments to partnerships not engaged in a trade or business in the United
    States and that have at least one nonresident alien partner.
  . Payments of patronage dividends not paid in money.
  . Payments made by certain foreign organizations.
  . Section 404(k) payments made by an ESOP.

Payments of interest generally exempt from backup withholding include:
  . Payments of interest on obligations issued by individuals.
    Note: You may be subject to backup withholding if this interest is $600 or more and you have not provided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends under
    Section 852).
  . Payments described in Section 6049(b)(5) to nonresident aliens.
  . Payments on tax-free covenant bonds under Section 1451.
  . Payments made by certain foreign organizations.
  . Mortgage interest paid to you.

Payees specifically exempted from withholding include:
  . An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).
  . The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or instrumentality of any one or more of the foregoing.
  . An international organization or any agency or instrumentality thereof.
  . A foreign government and any political subdivision, agency or instrumentality thereof.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Exempt payees described above must file Form W-9 or a substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

Privacy Act Notice--Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold up to 30% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to payer. Certain penalties may also apply.

Penalties
(1) Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE


                                Certificate of Foreign Status of Beneficial Owner      OMB No. 1545-1621
                                        for United States Tax Withholding
Form W-8BEN                  (right triangle) Section references are to the Internal
(Rev. December 2000)       Revenue Code.  (right triangle) See separate instructions.
Department of the Treasury (right triangle) Give this form to the withholding agent or
Internal Revenue Service                 payer. Do not send to the IRS.
---------------------------------------------------------------------------------------------------------

Please print or type
Do not use this form for:                                    Instead, use Form:

 . A U.S. citizen or other U.S. person, including a resident alien individual. .......W-9
 . A person claiming an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States . W-8ECI
 . A foreign partnership, a foreign simple trust, or a foreign grantor trust
  (see instructions for exceptions). . . . . . . . . . . . . . W-8ECI or W-8IMY
 . A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession that received effectively connected income or that is
 . claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b)
  (see instructions) . . . . . . . . . . . . . . . . . . . .  W--8ECI or W-8EXP
Note: These entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to
claim they are a foreign person exempt from backup withholding.
 . A person acting as an intermediary . . . . . . . . . . . . . . . . . . W-8IMY
Note: See instructions for additional exceptions.

         --------------------------------------------------------------
         Part I Identification of Beneficial Owner (See instructions.)
         --------------------------------------------------------------

1 Name of individual or organization that is the beneficial owner  2 Country of incorporation or organization
--------------------------------------------------------------------------------------------------------------

 3  Type of beneficial owner: [_] Individual              [_] Corporation        [_] Disregarded entity
    [_] Grantor trust         [_] Complex trust           [_] Estate             [_] Government
    [_] Central bank of issue [_] Tax-exempt organization [_] Private foundation

 3  [_] Partnership [_] Simple trust
    [_] International organization

------------------------------------------------------------------------------------------------------------------------
4 Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address.
------------------------------------------------------------------------------------------------------------------------
  City or town, state or province. Include postal code where appropriate.             Country (do not abbreviate)
------------------------------------------------------------------------------------------------------------------------
5 Mailing address (if different from above)
------------------------------------------------------------------------------------------------------------------------
  City or town, state or province. Include postal code where appropriate.             Country (do not abbreviate)
------------------------------------------------------------------------------------------------------------------------
6 U.S. taxpayer identification number, if required (see instructions)        7 Country of incorporation or organization
                                              [_] SSN or ITIN [_] EIN
------------------------------------------------------------------------------------------------------------------------
8 Reference number(s) (see instructions)

                      ----------------------------------------------
              Part II  Claim of Tax Treaty Benefits (if applicable)
                      ----------------------------------------------
 9 I certify that (check all that apply):

  a [_]   The beneficial owner is a resident of  . within the meaning of the income tax treaty between the United States and that country....................................................
  b [_]   If required, the U.S. taxpayer identification number is
          stated on line 6 (see instructions).
  c [_]   The beneficial owner is not an individual, derives the item
          (or items) of income for which the treaty benefits are
          claimed, and, if applicable, meetsthe requirements of the
          treaty provision dealing with limitation on benefits (see
          instructions).
  d [_]   The beneficial owner is not an individual, is claiming
          treaty benefits for dividends received from a foreign
          corporation or interest from a U.S. trade or business ofa
          foreign corporation, and meets qualified resident status
          (see instructions).
  e [_]   The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b) or
          707(b), and will file Form 8833 if the amountsubject to
          withholding received during a calendar year exceeds, in the aggregate, $500,000.

 10 Special rates and conditions (if applicable--see instructions): The
    beneficial owner is claiming the provisions of Article    of the treaty
    identified on line 9a above to claim a . % rate of withholding on (specify type of income): . . . . . . . . . . . . . . . . . . . . . . . . . . . ..
    Explain the reasons the beneficial owner meets the terms of the treaty article: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..
    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                     ---------------------------------------
                     Part III  Notional Principal Contracts
                              ------------------------------
 11 [_]   I have provided or will provide a statement that identifies those notional principal contracts from which the income is not effectively connected with the conduct of a trade or business in the United States. I agree to update this statement as required.

                             -----------------------
                             Part IV  Certification
                                     ---------------
Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:
 . I am the beneficial owner (or am authorized to sign for the beneficial owner)
  or all the income to which this form relates, . The beneficial owner is not a U.S. person, . The income to which this form relates is not effectively connected with the conduct of a trade or business in the United States or is effectively connected but is not subject to tax under an income tax treaty, and
 . For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.
Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.



Sign Here (right triangle)
                           --------------------------------------------------------------------------------------
                           Signature of beneficial owner (or individual authorized to sign for beneficial owner)

 -------------------            -------------------------
 Date (MM--DD-YYYY)             Capacity in which acting
Cat. No. 25047Z    Form W-8BEN (Rev. 12-2000)

For Paperwork Reduction Act Notice, see seperate instructions.

                     GUIDELINES FOR COMPLETING FORM W-8BEN

If you are an individual who is a "foreign person" and you are selling shares in the tender offer, you must complete Parts I and IV of the Form W-8BEN to avoid 30% backup withholding on the proceeds. You may be required to complete
Part II at a later time to avoid withholding on dividend payments. The guidelines provided herein only apply if you are an individual. If you are not an individual or if you want to complete the entire Form at this time, you should contact Shareholder Customer Service at 1-888-966-9637 (toll-free) or 215-985-6954 (international and direct) for complete instructions regarding this Form W-8BEN.

Definitions

    . A "foreign person" includes a "nonresident alien individual" or any person that is not a "U.S. person".

    . A "nonresident alien individual" is any individual who is not a citizen or resident of the United States. An alien individual meeting either the "green card test" or the "substantial presence test" for the calendar year is a resident alien. Any person not meeting either test is a nonresident alien individual.

    . An individual is a "U.S. person" if he or she is a citizen or resident of the United States.

    . A "beneficial owner" of income is generally the person who is required under U.S. tax principles to include the income in gross income on a tax return. A person is not a beneficial owner of income, however, to the extent that person is receiving the income as a nominee, agent, or custodian, or to the extent the person is a conduit whose participation in a transaction is disregarded.

Part I

   If you are an individual who meets the requirements described above, complete Part I as follows:

    .  Line 1- Enter your name.

    .  Line 2- Do not enter any information.

    .  Line 3- Check the box for "individual".

    . Line 4- Enter your permanent residence address in the country where you claim to be a resident for purposes of that country's income tax. Do not abbreviate the country's name. Do not enter the address of a financial institution, a post office box or an address used solely for mailing purposes.

    . Line 5- Enter your mailing address only if it is different from your permanent address in Line 4. If it is the same, do not enter any information.

    . Line 6- If you have a U.S. Social Security Number (SSN) or individual taxpayer identification number (ITIN), enter it here. You are not required to fill in Line 6 for purposes of the tender offer. However, this information may be required at a later time and you may contact Shareholder Customer Service at 1-888-966-9637 (toll-free) or 215-985-6954 (international and direct) for instructions on how to obtain the appropriate number.

    . Line 7- If your country of residence has issued you a tax identifying number, enter it here. For example, if you are a resident of Canada, enter your Social Insurance Number.

    .  Line 8- Do not enter any information.

Part IV

   If you are an individual, your signature in Part IV is a certification under penalties of perjury that:

    . You are the "beneficial owner" (or are authorized to sign for the beneficial owner) of all of the proceeds from this tender offer.

    .  You are not a "U.S. person".

    . The proceeds from this tender offer are not effectively connected with the conduct of a trade or business in the United States.

   Furthermore, your signature authorizes this form to be provided to any relevant withholding agent.

   These guidelines are only a summary of the IRS instructions applicable to individual holders. If you have questions or would like to obtain the full instructions, please contact Shareholder Customer Service at 1-888-966-9637 (toll-free) or 215-985-6954 (international and direct).

[LOGO] ARAMARK
                                  TENDER OFFER
                     INTRODUCTION AND GENERAL INSTRUCTIONS
--------------------------------------------------------------------------------



Registration Name
Add1
Add2                                            [  HID # Insert          ]
Add3
Add4
City, State, Zip
Country

INTRODUCTION:
This is your tender offer package. It describes ARAMARK's offer to purchase a portion of your class A common stock in ARAMARK Corporation. It also explains what you need to do in order to participate in the offer (i.e., sell shares to ARAMARK). If you have multiple stock accounts, you are receiving a separate tender offer package for each account. Please complete separate paperwork for each account from which you wish to sell shares.

WHAT'S HERE:
You are receiving:
o   A Shares Owned Report that lists your shares by certificate number
o The (white) Offer to Purchase, which includes the terms of the tender offer and Q&A section
o A (blue) Letter of Transmittal with detailed instructions. This Letter of Transmittal must be signed on page 3 if you wish to sell shares.
o A (yellow) Letter of Transmittal Worksheet on which you will give ARAMARK directions for your sale of shares
o   One of the following tax forms for you to complete:
    o   A (pink) Substitute W-9 Form, to be completed by U.S. residents
    o   A (green) W-8BEN Form, to be completed by non-U.S. residents
o   A return envelope

WHAT YOU CAN SELL:
ARAMARK is offering to purchase up to a maximum of 10% of the class A shares you own, including any you purchase by January 15, 2002, at a price of $23 per share. If the tender offer is not fully-subscribed -- that is, if not all our owners elect to sell 10% of their shares -- then this maximum percentage may increase up to 13%. So, you may specify a percentage of shares to be sold up to 13%, but there is no guarantee that more than 10% will be purchased from you.

WHAT YOU NEED TO DO:

If you wish to sell shares in the tender offer, you must complete and submit
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THREE items:
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1.   The Letter of Transmittal Worksheet--Section A enables you to direct
     ARAMARK to conduct specified transactions on your behalf, such as selecting shares for sale and swapping collateral. Section B enables you to make a detailed selection of the shares you wish to sell if you do not want ARAMARK to make this selection for you.
2. Letter of Transmittal--you must sign on page 3 of the Letter of Transmittal.
3.   The W-8BEN or Substitute W-9 Form, depending upon where you live.

DEADLINE:
Your completed forms must be received by ARAMARK no later than 12:00 noon, Philadelphia time, on January 25, 2002. Please use the enclosed return envelope, making sure you add sufficient postage. However, we recommend that you send your forms by overnight mail.

QUESTIONS?
Contact Shareholder Customer Service at 1-888-966-9637 (toll-free) or 215-985-6954 (international and direct).

Note: Participation in the tender offer is voluntary. You are not required to sell any shares.
Please consult a tax advisor before deciding to sell shares and prior to determining which shares to sell.

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Help: Call Shareholder Customer Service at 1-888-966-9637 (toll-free) or
215-985-6954 (international and direct)